                                                                   EXHIBIT 10.34
--------------------------------------------------------------------------------


                            PARTICIPATION AGREEMENT

                           Dated as of June 29, 1998

                                     among


                      JP FOODSERVICE DISTRIBUTORS, INC.,
                 as the Construction Agent and as the Lessee,

                 THE VARIOUS PARTIES HERETO FROM TIME TO TIME,
                              as the Guarantors,

                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                     not individually, except as expressly
                stated herein, but solely as the Owner Trustee
                    under the USF Real Estate Trust 1998-1,


      THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES
                   HERETO FROM TIME TO TIME, as the Holders,


      THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES
                   HERETO FROM TIME TO TIME, as the Lenders,

                                      and


                          FIRST UNION NATIONAL BANK,
                         as the Agent for the Lenders
                    and respecting the Security Documents,
                 as the Agent for the Lenders and the Holders,
                       to the extent of their interests


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
SECTION 1A.  INITIAL LENDER AND INITIAL HOLDER..........................................1
SECTION 1.  THE LOANS...................................................................1
SECTION 2.  HOLDER ADVANCES.............................................................2
SECTION 3.  SUMMARY OF TRANSACTIONS.....................................................2
     3.1. Operative Agreements..........................................................2
     3.2. Property Purchase.............................................................2
     3.3. Construction of Improvements; Commencement of Basic Rent......................3
SECTION 4.  THE CLOSINGS................................................................3
     4.1. Initial Closing Date..........................................................3
     4.2. Transaction Expenses; Acquisition Advances; Construction Advances.............3
SECTION 5.  FUNDING OF ADVANCES; CONDITIONS PRECEDENT; REPORTING REQUIREMENTS ON
COMPLETION DATE;  THE LESSEE'S DELIVERY OF NOTICES; RESTRICTIONS ON LIENS...............3
     5.1. General.......................................................................3
     5.2. Procedures for Funding........................................................4
     5.3. Conditions Precedent for  the Lessor, the Agent, the Lenders and the
     Holders Relating to the Initial Closing Date and the Advance of Funds for
     the Acquisition of a Property......................................................6
     5.4. Conditions Precedent for the Lessor, the Agent, the Lenders and the
     Holders Relating to the Advance of Funds after the Acquisition Advance.............11
     5.5. Additional Reporting and Delivery Requirements on Completion Date and
     on Construction Period Termination Date............................................12
     5.6. The Construction Agent Delivery of Construction Budget Modifications..........13
     5.7. Restrictions on Liens.........................................................13
     5.8 Joinder Agreement Requirements.................................................13
     5.9 Payments.......................................................................14
SECTION 6.  REPRESENTATIONS AND WARRANTIES..............................................14
     6.1. Representations and Warranties of the Trust Company and the Borrower..........14
     6.2. Representations and Warranties of Each Credit Party...........................17
SECTION 6B.  GUARANTY...................................................................21
     6B.1. Guaranty of Payment and Performance..........................................21
     6B.2. Obligations Unconditional....................................................21
     6B.3. Modifications................................................................22
     6B.4. Waiver of Rights.............................................................23
     6B.5. Reinstatement................................................................23
     6B.6. Remedies.....................................................................24
     6B.7. Limitation of Guaranty.......................................................24
     6B.9. Release of Guarantors........................................................24
SECTION 7. PAYMENT OF CERTAIN EXPENSES..................................................25
     7.1. Transaction Expenses..........................................................25
     7.2. Brokers' Fees.................................................................26
     7.3. Certain Fees and Expenses.....................................................26

     7.4. Facility Fee..................................................................26
SECTION 8.  OTHER COVENANTS AND AGREEMENTS..............................................27
     8.1. Cooperation with the Construction Agent or the Lessee.........................27
     8.2. Covenants of the Owner Trustee and the Holders................................27
     8.3. Credit Party Covenants, Consent and Acknowledgment............................29
     8.4. Sharing of Certain Payments...................................................33
     8.5. Grant of Easements, etc.......................................................33
     8.6. Appointment by the Agent, the Lenders, the Holders and the Owner Trustee......33
     8.7. Collection and Allocation of Payments and Other Amounts.......................34
     8.8. Release of Properties, etc....................................................37
     8.9. Recordation of Memoranda of Lease and Lease Supplements.......................37
SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT........................................38
     9.1. The Construction Agent's and the Lessee's Credit Agreement Rights.............38
     9.2. The Construction Agent's and the Lessee's Trust Agreement Rights..............39
SECTION 10.  TRANSFER OF INTEREST.......................................................39
     10.1. Restrictions on Transfer.....................................................39
     10.2. Effect of Transfer...........................................................40
SECTION 11.  INDEMNIFICATION............................................................40
     11.1. General Indemnity............................................................40
     11.2. General Tax Indemnity........................................................43
     11.3. Increased Costs, Illegality, etc.............................................47
     11.4. Funding/Contribution Indemnity...............................................49
     11.5. EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.......49
SECTION 12.  MISCELLANEOUS..............................................................50
     12.1. Survival of Agreements.......................................................50
     12.2. Notices......................................................................50
     12.3. Counterparts.................................................................52
     12.4. Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters..............52
     12.5. Headings, etc................................................................53
     12.6. Parties in Interest..........................................................53
     12.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE;
     ARBITRATION........................................................................54
     12.8. Severability.................................................................56
     12.9. Liability Limited............................................................56
     12.10. Rights of the Credit Parties................................................57
     12.11. Further Assurances..........................................................57
     12.12. Calculations under Operative Agreements.....................................58
     12.13. Confidentiality.............................................................58
     12.14. Financial Reporting/Tax Characterization....................................59
     12.15. Set-off.....................................................................59
     12.16. Obligations of the Lenders, the Agent, the Owner Trustee, the Trust
            Company and the Holders.....................................................60

EXHIBITS

A - Form of Requisition - Sections 4.2, 5.2, 5.3 and 5.4

B - Form of Outside Counsel Opinion for the Lessee - Section 5.3(j)

C - Form of Officer's Certificate - Section 5.3(z)

D - Form of Secretary's Certificate - Section 5.3(aa)

E - Form of Officer's Certificate - Section 5.3(cc)

F - Form of Secretary's Certificate - Section 5.3(dd)

G - Form of Outside Counsel Opinion for the Owner Trustee - Section 5.3(ee)

H - Form of Outside Counsel Opinion for the Lessee - Section 5.3(ff)

I - Form of Officer's Certificate - Section 5.5

J - Form of Joinder Agreement - Section 5.8(a)

K -Description of Material Litigation - Section 6.2(d)

L - State of Incorporation/Formation and Principal Place of Business of Each
    Guarantor - Section 6.2(i)

M - Form of Officer's Compliance Certificate - Section 8.3(l)

N - Unrestricted Subsidiaries and Restricted Subsidiaries

Appendix A - Rules of Usage and Definitions

                            PARTICIPATION AGREEMENT


  THIS PARTICIPATION AGREEMENT dated as of June 29, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Agreement") is by and among JP FOODSERVICE DISTRIBUTORS, INC., a Delaware
----------
corporation (the "Lessee" or the "Construction Agent"); the various parties
                  ------          ------------------
hereto from time to time as guarantors (subject to the definition of Guarantors in Appendix A hereto, individually, a "Guarantor" and collectively, the
                                       ---------
"Guarantors"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking
-----------
association, not individually, except as expressly stated herein (in its individual capacity, the "Trust Company"), but solely as the Owner Trustee under
                          -------------
the USF Real Estate Trust 1998-1 (the "Owner Trustee", the "Borrower" or the
                                       -------------        --------
"Lessor"); the various banks and other lending institutions which are parties
-------
hereto from time to time as holders of certificates issued with respect to the USF Real Estate Trust 1998-1 (subject to the definition of Holders in Appendix A
                                                                      ----------
hereto, individually, a "Holder" and collectively, the "Holders"); the various
                         ------                         -------
banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto,
                                                    ----------
individually, a "Lender" and collectively, the "Lenders"); and  FIRST UNION
                 ------                         -------
NATIONAL BANK, a national banking association, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (in such capacity, the "Agent"). Capitalized
                                                         -----
terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.
             ----------

  In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                SECTION 1A.  INITIAL LENDER AND INITIAL HOLDER.

  Notwithstanding the various references in the Operative Agreements to multiple Lenders and multiple Holders, First Union National Bank is the only Lender and the only Holder as of the date of this Agreement. Additional Lenders and additional Holders may become parties to the Operative Agreements subsequent to the date hereof pursuant to the assignment provisions set forth in the applicable Operative Agreements.


                             SECTION 1.  THE LOANS.

  Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Lenders have agreed to make Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire the Properties and certain Improvements, to develop and construct certain Improvements in accordance with the Agency Agreement and the terms and provisions hereof and for the other purposes described herein, and in consideration of the receipt of proceeds of the Loans, the Lessor will issue the Notes. The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to

Section 5 of this Agreement and Section 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time at the request of the Construction Agent in consideration for the Construction Agent agreeing for the benefit of the Lessor, pursuant to the Agency Agreement, to acquire the Properties, to acquire the Equipment, to construct certain Improvements and to cause the Lessee to lease the Properties, each in accordance with the Agency Agreement and the other Operative Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral.

                         SECTION 2.  HOLDER ADVANCES.

  Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each date Advances are requested to be made in accordance with Section 5 hereof, each Holder shall make a Holder Advance on a pro rata basis to the Lessor with respect to the USF Real Estate Trust 1998-1 based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Advances on such date shall be three percent (3%) of the amount of the Requested Funds on such date; provided, that no Holder shall be obligated for any Holder Advance in
           --------
excess of its pro rata share of the Available Holder Commitment. The aggregate amount of Holder Advances shall be up to the aggregate amount of the Holder Commitments. No prepayment or any other payment with respect to any Advance shall be permitted such that the Holder Advance with respect to such Advance is less than three percent (3%) of the outstanding amount of such Advance, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, and not joint or joint and several.

                     SECTION 3.  SUMMARY OF TRANSACTIONS.

  3.1.  OPERATIVE AGREEMENTS.
        --------------------

  On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, each applicable Ground Lease, the Agency Agreement, the Credit Agreement, the Notes, the Trust Agreement, the Certificates, the Security Agreement, each applicable Mortgage Instrument and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

  3.2.  PROPERTY PURCHASE.
        -----------------

  On each Property Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Advance in accordance with Sections 2 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will each make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement,
(c) the Lessor will purchase and acquire good and marketable title to or ground lease pursuant to a Ground Lease, the applicable Property, each to be within an Approved State, identified by the Construction Agent, in each case pursuant to a Deed, Bill of Sale or

Ground Lease, as the case may be, and grant the Agent a lien on such Property by execution of the required Security Documents, (d) the Agent, the Lessee and the Lessor shall execute and deliver a Lease Supplement relating to such Property and (e) the Term shall commence with respect to such Property.

  3.3.  CONSTRUCTION OF IMPROVEMENTS; COMMENCEMENT OF BASIC RENT.
        --------------------------------------------------------

  Construction Advances will be made with respect to particular Improvements to be constructed and with respect to ongoing Work regarding the Equipment and construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement. The Construction Agent will act as a construction agent on behalf of the Lessor respecting the Work regarding the Equipment, the construction of such Improvements and the expenditures of the Construction Advances related to the foregoing. The Construction Agent shall promptly notify the Lessor upon Completion of the Improvements and the Lessee shall commence to pay Basic Rent as of the Rent Commencement Date.

                           SECTION 4.  THE CLOSINGS.

  4.1.  INITIAL CLOSING DATE.
        --------------------

  All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Moore & Van Allen, PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

  4.2.  TRANSACTION EXPENSES; ACQUISITION ADVANCES; CONSTRUCTION ADVANCES.
        -----------------------------------------------------------------

  The Construction Agent shall deliver to the Agent a requisition (a "Requisition"), in the form attached hereto as Exhibit A or in such other form
 -----------                                   ---------
as is satisfactory to the Agent, in its reasonable discretion, in connection with (a) the Transaction Expenses and other fees, expenses and disbursements payable, pursuant to Section 7.1, by the Lessor and (b) each Acquisition Advance pursuant to Section 5.3 and (c) each Construction Advance pursuant to
Section 5.4.

            SECTION 5.  FUNDING OF ADVANCES; CONDITIONS PRECEDENT;
                  REPORTING REQUIREMENTS ON COMPLETION DATE;
           THE LESSEE'S DELIVERY OF NOTICES; RESTRICTIONS ON LIENS.

  5.1.  GENERAL.
        -------

        (a) To the extent funds have been advanced to the Lessor as Loans by the Lenders and as Holder Advances by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) at the direction of the Construction Agent to acquire the Properties in accordance with the terms of this Agreement, the Agency Agreement and the other Operative Agreements,
     (ii) to make Advances to the Construction Agent to permit the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of the Properties (or components thereof) in accordance with the terms of the Agency Agreement and the other Operative Agreements, and (iii) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 7.1(a) and 7.1(b).

        (b) In lieu of the payment of interest on the Loans and Holder Yield on the Holder Advances on any Scheduled Interest Payment Date with respect to any Property during the period prior to the Rent Commencement Date with respect to such Property, (i) each Lender's Loan shall automatically be increased by the amount of interest accrued and unpaid on such Loan for such period (except to the extent that at any time such increase would cause such Lender's Loan to exceed such Lender's Available Commitment, in which case the Lessee shall pay such excess amount to such Lender in immediately available funds on the date such Lender's Available Commitment was exceeded), and (ii) each Holder's Holder Advance shall automatically be increased by the amount of Holder Yield accrued and unpaid on such Holder Advance for such period (except to the extent that at any time such increase would cause the Holder Advance of such Holder to exceed such Holder's Available Holder Commitment, in which case the Lessee shall pay such excess amount to such Holder in immediately available funds on the date the Available Holder Commitment of such Holder was exceeded). Such increases in a Lender's Loan and a Holder's Holder Advance shall occur without any disbursement of funds by any Person but the applicable accrued interest or accrued Holder Yield shall be deemed to be paid as a result of such increase.

  5.2.  PROCEDURES FOR FUNDING.
        ----------------------

        (a) The Construction Agent shall designate the date for Advances hereunder in accordance with the terms and provisions hereof; provided,
                                                                   --------
     however, it is understood and agreed that no more than two (2) Advances
     -------
     (excluding any conversion and/or continuation of any Loans or Holder Advances) may be requested during any calendar month. Prior to 12:00 Noon, Charlotte, North Carolina time, at least (i) three (3) Business Days prior to the Initial Closing Date and (ii) three (3) Business Days prior to the date on which any Acquisition Advance or Construction Advance is to be made, the Construction Agent shall deliver to the Agent, (A) with respect to the Initial Closing Date and each Acquisition Advance, a Requisition as described in Section 4.2 hereof (including without limitation a legal description of the Land, if any, a schedule of the Improvements, if any, and a schedule of the Equipment, if any, acquired or to be acquired on such date, and a schedule of the Work, if any, to be performed, each of the foregoing in a form reasonably acceptable to the Agent) and (B) with respect to each Construction Advance, a Requisition identifying (among other things) the Property to which such Construction Advance relates.

        (b) Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, and (iii) request that the Holders make Holder Advances and that the Lenders make Loans to the Lessor for the payment of Transaction Expenses, Property Acquisition Costs (in the case of an Acquisition Advance) or other Property Costs (in the case of a Construction Advance) that have previously been incurred or are to be incurred on the date of such Advance to the extent such were not subject to a prior Requisition, in each case as specified in the Requisition.

        (c) Subject to the satisfaction of the conditions precedent set forth in Sections 5.3 or 5.4, as applicable, and subject to the last sentence of this Section 5.2(c), on each Property Closing Date or the date on which the Construction Advance is to be made, as applicable, (i) the Lenders shall make Loans based on their respective Lender Commitments to the Lessor in an aggregate amount equal to ninety-seven percent (97%) of the Requested Funds specified in any Requisition (ratably between the Tranche A Lenders and the Tranche B Lenders with the Tranche A Lenders funding eighty-five percent (85%) of the Requested Funds and the Tranche B Lenders funding twelve percent (12%) of the Requested Funds), up to an aggregate principal amount equal to the aggregate of the Available Commitments, (ii) each Holder shall make a Holder Advance based on its Holder Commitment in an amount such that the aggregate of all Holder Advances at such time shall be three percent (3%) of the balance of the Requested Funds specified in such Requisition, up to the aggregate advanced amount equal to the aggregate of the Available Holder Commitments; and (iii) the total amount of such Loans and Holder Advances made on such date shall (x) be used by the Lessor to pay Property Costs and/or Transaction Expenses within three (3) Business Days of the receipt by the Lessor of such Advance or (y) be advanced by the Lessor on the date of such Advance to the Construction Agent or the Lessee to pay Property Costs, as applicable. Notwithstanding that the Operative Agreements state that Advances shall be directed to the Lessor, each Advance shall in fact be directed to the Agent (for the benefit of the Lessor) and applied by the Agent (for the benefit of the Lessor) pursuant to the requirements imposed on the Lessor under the Operative Agreements.

        (d) With respect to an Advance obtained by the Lessor to pay for Property Costs and/or Transaction Expenses or other costs payable under
     Section 7.1 hereof and not expended by the Lessor for such purpose on the date of such Advance, such amounts shall be held by the Lessor (or the Agent on behalf of the Lessor) until the time designated for use of such funds or, if such funds are not used within three (3) Business Days of the date of the Lessor's receipt of such Advance, shall be applied regarding the applicable Advance to repay the Lenders and the Holders and shall remain available for future Advances in accordance with the terms hereof, and of the Credit Agreement and the Trust Agreement. Any such amounts held by the Lessor (or the Agent on behalf of the Lessor) shall be subject to the lien of the Security Agreement.

        (e) All Operative Agreements which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such items (except for Notes, Certificates, Bills of Sale, the Ground Leases and chattel paper originals, with respect to which in each case there shall be only one original) shall be delivered with originals sufficient for the Lessor, the Agent, each Lender and each Holder. All other items which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such other items shall be held by the Agent. To the extent any such other items are requested in writing from time to time by the Lessor, any Lender or any Holder, the Agent shall provide a copy of such item to the party requesting it.

        (f) Notwithstanding the completion of any closing under this Agreement pursuant to Sections 5.3 or 5.4, each condition precedent in connection with any such closing may be subsequently enforced by the Agent (unless such has been expressly waived in writing by the Agent).


     5.3. CONDITIONS PRECEDENT FOR  THE LESSOR, THE AGENT, THE LENDERS AND THE
          --------------------------------------------------------------------
          HOLDERS RELATING TO THE INITIAL CLOSING DATE AND THE ADVANCE OF FUNDS
          ---------------------------------------------------------------------
          FOR THE ACQUISITION OF A PROPERTY.
          ---------------------------------

  The obligations (i) on the Initial Closing Date of the Lessor, the Agent, the Lenders and the Holders to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date, (ii) on the Initial Closing Date of the Holders to make Holder Advances, and of the Lenders to make Loans in order to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.1(a) of this Agreement and (iii) on a Property Closing Date for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.1(b) of this Agreement and to acquire or ground lease a Property (an "Acquisition
                                                              -----------
Advance"), in each case (with regard to the foregoing Sections 5.3(i), (ii) and
-------
(iii)) are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Initial Closing Date or the applicable Property Closing Date, as the case may be (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.3 which are required to be performed by such party):

        (a) the material correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement (including without limitation the Incorporated Representations and Warranties) on each such date;

        (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

        (c) the Agent shall have received a fully executed counterpart copy of the Requisition, appropriately completed;

        (d) title to each such Property shall conform to the representations and warranties set forth in Section 6.2(l) hereof;

        (e) the Construction Agent shall have delivered to the Agent a good standing certificate for the Construction Agent in the state where each such Property is located, the Deed with respect to the Land and existing Improvements (if any), a copy of the Ground Lease (if any), and a copy of the Bill of Sale with respect to the Equipment (if any), respecting such of the foregoing as are being acquired or ground leased on each such date with the proceeds of the Loans and Holder Advances or which have been previously acquired or ground leased with the proceeds of the Loans and Holder Advances and such Land, existing Improvements (if any) and Equipment (if any) shall be located in an Approved State;

        (f) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by each such Requisition;

        (g) the Construction Agent shall have delivered to the Agent title insurance commitments to issue policies respecting each such Property in favor of the Lessor and the Agent from a title insurance company reasonably acceptable to the Agent, with such title exceptions thereto as are reasonably acceptable to the Agent;

        (h) the Construction Agent shall have delivered to the Agent a Phase I environmental site assessment respecting each such Property prepared by an independent recognized professional reasonably acceptable to the Agent;

        (i) the Construction Agent shall have delivered to the Agent a survey (with a flood hazard certification) respecting each such Property prepared by an independent recognized professional reasonably acceptable to the Agent;

        (j) unless such an opinion has previously been delivered with respect to a particular state, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as Exhibit B or in such other form as is reasonably acceptable to the Agent
     ---------
     with respect to local law real property issues respecting the state in which each such Property is located addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel located in the state where each such Property is located, prepared by counsel reasonably acceptable to the Agent;

        (k)  [INTENTIONALLY OMITTED];

        (l) the Construction Agent shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, the various Transaction Expenses and other fees, expenses and disbursements referenced in Sections 7.1(a) or 7.1(b) of this Agreement, as appropriate;

        (m) the Construction Agent shall have caused to be delivered to the Agent a Mortgage Instrument (in such form as is reasonably acceptable to the Agent, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Lender Financing Statements respecting each such Property, all fully executed and in recordable form;

        (n) the Lessee shall have delivered to the Agent with respect to each such Property a Lease Supplement and a memorandum (or short form lease) regarding the Lease and such Lease Supplement (such memorandum or short form lease to be in the form attached to the Lease as Exhibit B or in such
                                                           ---------
     other form as is reasonably acceptable to the Agent, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

        (o) with respect to each Acquisition Advance, the sum of the Available Commitment plus the Available Holder Commitment (after deducting the Unfunded Amount, if any, and after giving effect to the Acquisition Advance) will be sufficient to pay all amounts payable therefrom;

        (p) if any such Property is subject to a Ground Lease, the Construction Agent shall have caused a lease memorandum (or short form lease) to be delivered to the Agent for such Ground Lease and, if requested by the Agent, a landlord waiver and a mortgagee waiver (in each case, in such form as is reasonably acceptable to the Agent);

        (q) counsel (reasonably acceptable to the Agent) for the ground lessor of each such Property subject to a Ground Lease shall have issued to the Lessor, the Agent, the Lenders and the Holders, its opinion;

        (r) the Construction Agent shall have delivered to the Agent a preliminary Construction Budget for each such Property, if applicable;

        (s) the Construction Agent shall have provided evidence to the Agent of insurance with respect to each such Property as provided in the Lease;

        (t) the Construction Agent shall have caused an Appraisal regarding each such Property to be provided to the Agent from an appraiser reasonably satisfactory to the Agent;

        (u) the Construction Agent shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessee to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company reasonably acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner reasonably satisfactory to the Agent; provided, that if such lien searches regarding the Lessee previously
            --------
     have been conducted in any jurisdiction, the Construction Agent shall cause updates to such searches to be conducted in such jurisdictions;

        (v) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made by Lessor to the reasonable satisfaction of the Agent;

        (w) in the reasonable opinion of the Agent (after consultation with its counsel), the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines;

        (x) each of the Operative Agreements to be entered into on such date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, and the Agent shall have received a fully executed copy of each of the Operative Agreements;

        (y)  [INTENTIONALLY OMITTED].

        (z) as of the Initial Closing Date only, the Agent shall have received an Officer's Certificate, dated as of the Initial Closing Date, of the Lessee in the form attached hereto as Exhibit C or in such other form as is
                                           ---------
     reasonably acceptable to the Agent stating that (i) each and every representation and warranty of each Credit Party contained in the Operative Agreements to which it is a party is true and correct in all material respects on and as of the Initial Closing Date (or, if as to an earlier date, on and as of such earlier date); (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which any Credit Party is a party is in full force and effect with respect to it; and (iv) each Credit Party has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

        (aa) as of the Initial Closing Date only, the Agent shall have received
     (i) a certificate of the Secretary or an Assistant Secretary of each Credit Party, dated as of the Initial Closing Date, in the form attached hereto as Exhibit D or in such other form as is reasonably acceptable to the Agent
     ---------
     attaching and certifying as to (1) the resolutions of the Board of Directors of such Credit Party duly authorizing the execution, delivery and performance by such Credit Party of each of the Operative Agreements to which it is or will be a party, (2) the articles of incorporation of such Credit Party certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and (3) the incumbency and signature of persons authorized to execute and deliver on behalf of such Credit Party the Operative Agreements to which it is or will be a party and (ii) a good standing certificate (or local equivalent) from the respective states where such Credit Party is incorporated and where the principal place of business of such Credit Party is located as to its good standing in each such state. To the extent any Credit Party is a partnership, a limited liability company or is otherwise organized, such Person shall deliver to the Agent (in form and substance reasonably satisfactory to the Agent) as of the Initial Closing Date (A) a certificate regarding such Person and any corporate general partners covering the matters described in Exhibit D and
                                                                  ---------
     (B) a good standing certificate, a certificate of limited partnership or a local equivalent of either the foregoing as applicable;

        (bb)  [INTENTIONALLY OMITTED];

        (cc) as of the Initial Closing Date only, the Agent shall have received an Officer's Certificate of the Lessor dated as of the Initial Closing Date in the form attached hereto as Exhibit E or in such other form as is
                                    ---------
     reasonably acceptable to the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct in all material respects on and as of the Initial Closing Date (or, if as to an earlier date, on and as of such earlier date), (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

        (dd)  as of the Initial Closing Date only, the Agent shall have received
     (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as Exhibit F or in such other form as is reasonably acceptable to the Agent,
     ---------
     attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of association or other equivalent charter documents and its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the Office of the Comptroller of the Currency;

        (ee) as of the Initial Closing Date only, counsel for the Lessor reasonably acceptable to the Agent shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion in the form attached hereto as Exhibit G or in such other form as is reasonably acceptable to the
        ---------
     Agent; and

        (ff) as of the Initial Closing Date only, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as Exhibit H or in such other form as is reasonably
                        ---------
     acceptable to the Agent, addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel reasonably acceptable to the Agent; and

        (gg) as of the Initial Closing Date only, the Construction Agent shall cause (i) tax lien searches and judgment lien searches regarding each Credit Party to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company reasonably acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner reasonably satisfactory to the Agent.

     5.4.  CONDITIONS PRECEDENT FOR THE LESSOR, THE AGENT, THE LENDERS AND THE
           -------------------------------------------------------------------
           HOLDERS RELATING TO THE ADVANCE OF FUNDS AFTER THE ACQUISITION
           --------------------------------------------------------------
           ADVANCE.
           -------

  The obligations of the Holders to make Holder Advances, and the Lenders to make Loans in connection with all requests for Advances subsequent to the acquisition of a Property (and to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.1 of this Agreement in connection therewith) are subject to the satisfaction or waiver of the following conditions precedent (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.4 which are required to be performed by such party):

        (a) the material correctness on such date of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and in each certificate delivered pursuant to any Operative Agreement (including without limitation the Incorporated Representations and Warranties);

        (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

        (c) the Agent shall have received a fully executed counterpart of the Requisition, appropriately completed;

        (d) based upon the applicable Construction Budget which shall satisfy the requirements of this Agreement, the Available Commitments plus the Available Holder Commitment (after deducting the Unfunded Amount, if any, and after giving effect to the Construction Advance) will be sufficient to complete the Improvements;

        (e) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Construction Advance requested by the applicable Requisition;

        (f) the title insurance policy delivered in connection with the requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in subparagraph (d) above and there shall be no title change or exception objectionable to the Agent in its reasonable discretion;

        (g) the Construction Agent shall have delivered to the Agent copies of the Plans and Specifications for the applicable Improvements;

        (h) the Construction Agent shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, any Transaction Expenses and other fees, expenses and disbursements referenced in Section 7.1(b) that are to be paid with the Advance;

        (i) the Construction Agent shall have delivered, or caused to be delivered to the Agent, invoices, Bills of Sale or other documents reasonably acceptable to the Agent, in each case with regard to any Equipment or other components of such Property then being acquired with the proceeds of the Loans and Holder Advances and naming the Lessor as purchaser and transferee;

        (j) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made by Lessor to the reasonable satisfaction of the Agent;

        (k) since the date of the most recent audited financial statements of the Lessee, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements; and

        (l) in the opinion of the Agent (after consultation with its counsel), the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines.

     5.5.  ADDITIONAL REPORTING AND DELIVERY REQUIREMENTS ON COMPLETION DATE AND
           ---------------------------------------------------------------------
           ON CONSTRUCTION PERIOD TERMINATION DATE.
           ---------------------------------------

  On or prior to the Completion Date for each Property, the Construction Agent shall deliver to the Agent an Officer's Certificate in the form attached hereto as Exhibit I or in such other form as is reasonably acceptable to the Agent
   ---------
specifying (a) the address for such Property, (b) the Completion Date for such Property, (c) the aggregate Property Cost for such Property, (d) detailed, itemized documentation supporting the asserted Property Cost figures and (e) that all representations and warranties of the Construction Agent and Lessee in each of the Operative Agreements and each certificate delivered pursuant thereto (including without limitation the Incorporated Representations and Warranties) are true and correct in all material respects as of the Completion Date (or, if as to an earlier date, on and as of such earlier date). The Agent shall have the right to contest the information contained in such Officer's Certificate. Furthermore, on or prior to the Completion Date for each Property, the Construction Agent shall deliver or cause to be delivered to the Agent (unless previously delivered to the Agent) originals of the following, each of which shall be in form and substance acceptable to the Agent, in its reasonable discretion: (v) a title insurance endorsement regarding the title insurance policy delivered in connection with the requirements of Section 5.3(g), but only to the extent such endorsement is necessary to provide for insurance in an amount at least equal to the maximum total Property Cost and, if endorsed, the endorsement shall not include a title change or exception objectionable to the Agent; (w) an as-built survey for such Property, (x) insurance certificates respecting such Property as required hereunder and under the Lease Agreement, (y) if requested by the Agent, amendments to the Lessor Financing Statements executed by the appropriate parties and (z) an Appraisal regarding such Property; provided, however, such
                                                      --------  -------
an Appraisal shall not be required if, as of such Completion Date, the Agent has previously received Appraisal(s) pursuant to Section 5.3(t) for Properties that are then subject to the Lease and that have an aggregate value (as established by such Appraisal(s)) of at least $12,000,000. In addition, on the Completion Date for such Property the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts required to be paid in connection with the related Mortgage Instrument shall have been paid in an amount required by applicable law, subject, however, to the obligations of the Lenders and the Holders to fund such costs to the extent required pursuant to
Section 7.1.

     5.6.  THE CONSTRUCTION AGENT DELIVERY OF CONSTRUCTION BUDGET MODIFICATIONS.
           --------------------------------------------------------------------

  The Construction Agent covenants and agrees to deliver to the Agent each month notification of any modification to any Construction Budget regarding any Property if such modification increases the cost to construct such Property; provided no Construction Budget may be increased unless (a) the title insurance
--------
policies referenced in Section 5.3(g) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section 5.4(f) of this Agreement and (b) after giving effect to any such amendment, the Construction Budget remains in compliance with the requirements of Section 5.4(d) of this Agreement.

  5.7.  RESTRICTIONS ON LIENS.
        ---------------------

  On each Property Closing Date, the Construction Agent shall cause each Property acquired by the Lessor on such date to be free and clear of all Liens except those referenced in Sections 6.2(r)(i) and 6.2(r)(ii). On each date a Property is either sold to a third party in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause such Property to be free and clear of all Liens (other than Lessor Liens and such other Liens that are expressly set forth as title exceptions on the title commitment issued under
Section 5.3(g) with respect to such Property, to the extent such title commitment has been approved by the Agent).

  5.8  JOINDER AGREEMENT REQUIREMENTS.
       ------------------------------

  Each Restricted Subsidiary formed or acquired subsequent to the Initial Closing Date shall become a Guarantor and shall satisfy the following conditions within thirty (30) days after the formation or acquisition of such Restricted
Subsidiary:

        (a) such Restricted Subsidiary shall execute and deliver to the Agent a Joinder Agreement in the form attached hereto as EXHIBIT J;
                                                      ---------

        (b) such Restricted Subsidiary shall have delivered to the Agent (x) an Officer's Certificate of such Restricted Subsidiary in the form attached hereto as EXHIBIT C, (y) a certificate of the Secretary or an Assistant
               ---------
     Secretary of such Restricted Subsidiary in the form attached hereto as EXHIBIT D and (z) good standing certificates (or local equivalent) from the
     ---------
     respective states where such Restricted Subsidiary is incorporated and where the principal place of business of such Restricted Subsidiary is located as to its good standing in each such state;

        (c) such Restricted Subsidiary shall have delivered to the Agent an opinion of counsel (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this Section 5.8), all in form, content and scope reasonably satisfactory to the Agent; and

        (d) the Agent shall have received such other documents, certificates and information as the Agent shall have reasonably requested.

  5.9  PAYMENTS.
       --------

  All payments of principal, interest, Holder Advances, Holder Yield and other amounts to be made by the Construction Agent or the Lessee on behalf of the Lessor under this Agreement or any other Operative Agreements (excluding Excepted Payments which shall be paid directly to the party to whom such payments are owed) shall be made to the Agent at the office designated by the Agent from time to time in Dollars and in immediately available funds, without setoff, deduction, or counterclaim. Subject to the definition of "Interest Period" in Appendix A attached hereto, whenever any payment under this Agreement
           ----------
or any other Operative Agreements shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest, Holder Yield and fees payable pursuant to the Operative Agreements, as applicable and as the case may be.


                  SECTION 6.  REPRESENTATIONS AND WARRANTIES.

  6.1.  REPRESENTATIONS AND WARRANTIES OF THE TRUST COMPANY AND THE BORROWER.
        --------------------------------------------------------------------

  Effective as of the Initial Closing Date and the date of each Advance, the Trust Company in its individual capacity and as the Borrower, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in the following paragraphs (h), (j) and (k)
--------
are made solely in its capacity as the Borrower:

        (a) It is a national banking association and is duly organized and validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party;

        (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof
     (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any Legal Requirement relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or (iv) does or will require any Governmental Action by any Governmental Authority regulating its banking or trust powers;

        (c) The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by the Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof;

        (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

        (e) It has not assigned or transferred any of its right, title or interest in or under the Lease, the Agency Agreement or its interest in any Property or any portion thereof, except in accordance with the Operative Agreements;

        (f) No Default of Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

        (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Loans and Holder Advances shall not be applied by the Owner Trustee for any purpose other than the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) of this Agreement, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property;

        (h) Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

        (i) The Owner Trustee's principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 79 South Main Street, Salt Lake City, Utah 84111;

        (j) The Owner Trustee is not engaged principally in, and does not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System of the United States;

        (k) The Owner Trustee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act;

        (l) Each Property is free and clear of all Lessor Liens attributable to the Owner Trustee in its individual capacity; and

        (m) The Owner Trustee, in its trust capacity, is a party to no documents, instruments or agreements other than the Operative Agreements to which it is a party and any other documents delivered by the Owner Trustee in connection with the Operative Agreements.

  6.2.  REPRESENTATIONS AND WARRANTIES OF EACH CREDIT PARTY.
        ---------------------------------------------------

  Effective as of the Initial Closing Date, the date of each Advance, the date each Restricted Subsidiary delivers a Joinder Agreement and the Rent Commencement Date, each Credit Party represents and warrants to each of the other parties hereto that:

        (a) The Incorporated Representations and Warranties are true and correct (unless such relate solely to an earlier point in time) and the Lessee has delivered to the Agent the financial statements and other reports referred to in Article IX of the Lessee Credit Agreement;

        (b) The execution and delivery by each Credit Party of this Agreement and the other applicable Operative Agreements as of such date and the performance by each Credit Party of its respective obligations under this Agreement and the other applicable Operative Agreements are within the corporate, partnership or limited liability company (as the case may be) powers of such Credit Party, have been duly authorized by all necessary corporate, partnership or limited liability company (as the case may be) action on the part of such Credit Party (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (i) violate any Legal Requirement which is binding on any Credit Party or any of its Subsidiaries, (ii) contravene or conflict with, or result in a breach of, any provision of the Articles of Incorporation, By-Laws or other organizational documents of any Credit Party or any of its Subsidiaries or of any agreement, indenture, instrument or other document which is binding on any Credit Party or any of its Subsidiaries or (iii) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of any Credit Party or any of its Subsidiaries;

        (c) This Agreement and the other applicable Operative Agreements, executed prior to and as of such date by any Credit Party, constitute the legal, valid and binding obligation of such Credit Party, as applicable, enforceable against such Credit Party, as applicable, in accordance with their terms. Each Credit Party has executed the various Operative Agreements required to be executed by such Credit Party as of such date;

        (d)  Except as described in EXHIBIT K, there are no material actions,
                                    ---------
     suits or proceedings pending or, to the knowledge of such Credit Party, threatened against any Credit Party in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental

     Authority to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that (i) concern any Property or any Credit Party's interest therein, (ii) question the validity or enforceability of any Operative Agreement to which any Credit Party is a party or the overall transaction described in the Operative Agreements to which any Credit Party is a party or (iii) have or could reasonably be expected to have a Material Adverse Effect;

        (e) No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person pursuant to any Legal Requirement, contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with (i) the execution, delivery or performance by such Credit Party of any Operative Agreement,
     (ii) the legality, validity, binding effect or enforceability of any Operative Agreement with respect to such Credit Party, (iii) the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of any Property or (iv) any Advance, in each case, except those which have been obtained and are in full force and effect;

        (f) Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement and, to the Lessee's knowledge, will have a valid and subsisting leasehold interest in such Property, subject only to the Permitted Liens, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

        (g) Except as otherwise contemplated by the Operative Agreements, the Construction Agent shall not use the proceeds of any Holder Advance or Loan for any purpose other than the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) of this Agreement, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property;

        (h) All information heretofore or contemporaneously herewith furnished by each Credit Party or its Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of each Credit Party or its Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

        (i) The principal place of business, chief executive office and office of the Construction Agent and the Lessee where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 9830 Patuxent Woods Drive, Columbia, Maryland and the states of formation and the chief executive offices of each other Credit Party are located at the places set forth in EXHIBIT L;
                                        ---------

        (j) The representations and warranties of each Credit Party set forth in any of the Operative Agreements are true and correct in all material respects on and as of each such date as if made on and as of such date (or, if as to an earlier date, on and as of such earlier date). Each Credit Party is in all material respects in compliance with its obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on the date of each Advance;

        (k) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property then being financed consists of (i) unimproved Land or (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or ground leasing or will be renovated and/or modified in accordance with the terms of this Agreement. Each Property then being financed is located at the location set forth on the applicable Requisition, each of which is in one (1) of the Approved States;

        (l) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, the Lessor has good and marketable fee simple title to each Property, or, if any Property is the subject of a Ground Lease, the Lessor will have a valid ground leasehold interest enforceable against the ground lessor of such Property in accordance with the terms of such Ground Lease, subject only to (i) such Liens referenced in Sections 6.2(r)(i) and 6.2(r)(ii) on the applicable Property Closing Date and (ii) subject to Section 5.7, Permitted Liens after the applicable Property Closing Date;

        (m) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, no portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with
     Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

        (n) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property complies with all Insurance Requirements and all standards of Lessee with respect to similar properties owned by Lessee;

        (o) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property complies with all Legal Requirements as of such date (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect;

        (p) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, all utility services and facilities necessary for the construction and operation of the Improvements and the installation and operation of the Equipment regarding each Property (including without limitation gas, electrical, water and sewage services and facilities) are available at the applicable Land and will be constructed prior to the Completion Date for such Property;

        (q) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, acquisition, installation and testing of the Equipment (if any) and construction of the Improvements (if any) to such date shall have been performed in a good and workmanlike manner, substantially in accordance with the applicable Plans and Specifications;

        (r) The Security Documents create, as security for the Obligations (as such term is defined in the Security Agreement), valid and enforceable security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent. Upon recordation of the Mortgage Instrument in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Mortgage Instrument in the real property described therein shall be a perfected first priority mortgage Lien on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing offices in the applicable Approved States or elsewhere identified by the Construction Agent or the Lessee, upon filing of the Lender Financing Statements in such filing offices, the security interests created by the Security Agreement shall be perfected first priority security interests in such personal property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements;

        (s) The Plans and Specifications for each Property will be prepared prior to the commencement of construction in accordance with all applicable Legal Requirements (including without limitation all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a

     Material Adverse Effect. Upon completion of the Improvements for each Property in accordance with the applicable Plans and Specifications, such Improvements will be within any building restriction lines and will not encroach in any manner onto any adjoining land (except as permitted by express written easements, which have been approved by the Agent);

        (t) As of the Rent Commencement Date only, each Property shall be improved in accordance with the applicable Plans and Specifications in a good and workmanlike manner and shall be operational;

        (u) As of the Initial Closing Date, each Restricted Subsidiary (formed prior to or on such date) shall have executed this Agreement in its capacity as a Guarantor; and

        (v) As of each Property Closing Date only, each Property has been acquired or ground leased pursuant to a Ground Lease at a price that is not in excess of fair market value or fair market rental value, as the case may be.


                             SECTION 6B.  GUARANTY

  6B.1.  GUARANTY OF PAYMENT AND PERFORMANCE.
         -----------------------------------

  Subject to Section 6B.7, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Financing Party the prompt payment and performance of the Company Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) or when such Obligations are otherwise to be performed; provided, notwithstanding the
                                           --------
foregoing, the obligations of the Guarantors under this Section 6B shall not constitute a direct guaranty of the indebtedness of the Lessor evidenced by the Notes but rather a guaranty of the Company Obligations arising under the Operative Agreements. This Section 6B is a guaranty of payment and performance and not of collection and is a continuing guaranty and shall apply to all Company Obligations whenever arising. All rights granted to the Financing Parties under this Section 6B shall be subject to the provisions of Sections 8.2(h) and 8.6.

  6B.2.  OBLIGATIONS UNCONDITIONAL.
         -------------------------

  Each Guarantor agrees that the obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Operative Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Company Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this Section 6B.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that this Section 6B may be enforced by the Financing Parties without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes, the Certificates or any other of the

Operative Agreements or any collateral, if any, hereafter securing the Company Obligations or otherwise and each Guarantor hereby waives the right to require the Financing Parties to proceed against the Construction Agent, the Lessee or any other Person (including without limitation a co-guarantor) or to require the Financing Parties to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it hereby waives any and all right of subrogation, indemnity, reimbursement or contribution against the Lessee and the Construction Agent or any other Guarantor of the Company Obligations for amounts paid under this Section 6B until such time as the Loans, Holder Advances, accrued but unpaid interest, accrued but unpaid Holder Yield and all other amounts owing under the Operative Agreements have been paid in full. Without limiting the generality of the waiver provisions of this Section 6B, each Guarantor hereby waives any rights to require the Financing Parties to proceed against the Construction Agent, the Lessee or any co-guarantor or to require Lessor to pursue any other remedy or enforce any other right, including without limitation, any and all rights under N.C. Gen. Stat. (S) 26-7 through 26-9.
Each Guarantor further agrees that nothing contained herein shall prevent the Financing Parties from suing on any Operative Agreement or foreclosing any security interest in or Lien on any collateral, if any, securing the Company Obligations or from exercising any other rights available to it under any Operative Agreement, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances; provided that any amounts due under this Section 6B which
                       --------
are paid to or for the benefit of any Financing Party shall reduce the Company Obligations by a corresponding amount (unless required to be rescinded at a later date). Neither any Guarantor's obligations under this Section 6B nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Construction Agent or the Lessee or by reason of the bankruptcy or insolvency of the Construction Agent or the Lessee. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by any Financing Party upon this Section 6B or acceptance of this
Section 6B. The Company Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Section 6B. All dealings between the Construction Agent, the Lessee and any of the Guarantors, on the one hand, and the Financing Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Section 6B.

  6B.3.  MODIFICATIONS.
         -------------

  Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Company Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) no Financing Party shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Company Obligations or the properties subject thereto; (c) with the written consent of the Lessee, the time or place of payment of the Company Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Construction Agent, the Lessee and any other party liable for payment under the Operative Agreements may be granted indulgences generally; (e) with the written consent of the Lessee, any of the provisions of the Notes, the Certificates or any of the other Operative Agreements may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Construction Agent, the Lessee or any other party liable for the payment of the Company Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Company Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

  6B.4.  WAIVER OF RIGHTS.
         ----------------

  Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Section 6B by any Financing Party and of all extensions of credit or other Advances to the Construction Agent and the Lessee by the Lenders pursuant to the terms of the Operative Agreements; (b) presentment and demand for payment or performance of any of the Company Obligations; (c) protest and notice of dishonor or of default with respect to the Company Obligations or with respect to any security therefor; (d) notice of any Financing Party obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Company Obligations, or any Financing Party's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled. Notwithstanding anything to the contrary herein, (i) each Guarantor's payments hereunder shall be due five (5) Business Days after written demand by the Agent for such payment (unless the Company Obligations are automatically accelerated pursuant to the applicable provisions of the Operative Agreements in which case the Guarantors' payments shall be automatically due) and (ii) any modification of the Operative Agreements which has the effect of increasing the Company Obligations shall not be enforceable against a Guarantor unless such Guarantor executes the document evidencing such modification or otherwise reaffirms its guaranty in writing in connection with such modification.

  6B.5.  REINSTATEMENT.
         -------------

  The obligations of the Guarantors under this Section 6B shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Company Obligations is rescinded or must be otherwise restored by any holder of any of the Company Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Financing Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by any Financing Party in connection with such rescission or restoration, including without limitation any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

  6B.6.  REMEDIES.
         --------

  The Guarantors agree that, as between the Guarantors, on the one hand, and each Financing Party, on the other hand, the Company Obligations may be declared to be forthwith due and payable as provided in the applicable provisions of the Operative Agreements (and shall be deemed to have become automatically due and payable in the circumstances provided therein) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Company Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Company Obligations being deemed to have become automatically due and payable), such Company Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors in accordance with the applicable provisions of the Operative Agreements.

  6B.7.  LIMITATION OF GUARANTY.
         ----------------------

  Notwithstanding any provision to the contrary contained herein or in any of the other Operative Agreements, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including without limitation because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including without limitation the Bankruptcy Code).

  Subject to Section 6B.5, upon the satisfaction of the Company Obligations in full, regardless of the source of payment, the Guarantors' obligations hereunder shall be deemed satisfied, discharged and terminated other than indemnifications set forth herein that expressly survive.

  6B.8.  PAYMENT OF AMOUNTS TO THE AGENT.
         -------------------------------

  Each Financing Party hereby instructs each Guarantor, and each Guarantor hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in
Section 8.7 hereof.

  6B.9.  RELEASE OF GUARANTORS.
         ---------------------

  Each Financing Party hereby agrees that (a) the Agent shall be permitted to release any Guarantor from its guaranty obligations under this Section 6B without the consent of any other Financing Party if the release is granted in connection with a disposition by the applicable Credit Party of all the shares of stock or partnership or other equity interest in such Guarantor and such disposition is permitted pursuant to the applicable provisions of the Operative Agreements and the

Lessee Credit Agreement and (b) the Agent shall be permitted to release any Guarantor from its guaranty obligations under this Section 6B.9 without the consent of any other Financing Party if the release is requested by JPFDI in connection with a dissolution of the Guarantor, subject to JPFDI providing to the Agent written representations to the effect that such Guarantor has no business operations and no assets.


                    SECTION 7. PAYMENT OF CERTAIN EXPENSES.

  7.1.  TRANSACTION EXPENSES.
        --------------------

        (a) The Lessor agrees on the Initial Closing Date, to pay, or cause to be paid, all Transaction Expenses arising from the Initial Closing Date, including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Initial Closing Date, the initial fees and expenses of the Owner Trustee due and payable on such Initial Closing Date, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with such Initial Closing Date; provided, however, the Lessor shall pay such amounts described in this
     --------  -------
     Section 7.1(a) only if (i) such amounts are properly described in a Requisition delivered on or before the Initial Closing Date; provided, that
                                                                  --------
     Lessor shall provide to Lessee information regarding fees, expenses and disbursements of its legal counsel, and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On the Initial Closing Date after delivery and receipt of the Requisition referenced in Section 4.2(a) hereof and satisfaction of the other conditions precedent for such date, the Holders shall make Holder Advances and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 7.1(a).

        (b) Subject to the provisions of Section 4.1(a) of the Agency Agreement and assuming no Default or Event of Default shall have occurred and be continuing and only for the period prior to the Rent Commencement Date, the Lessor agrees on each Property Closing Date, on the date of any Construction Advance and on the Completion Date to pay, or cause to be paid, all Transaction Expenses including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Advance or such Completion Date, all amounts described in Section 7.1(a) of this Agreement which have not been previously paid, the annual fees and reasonable out-of-pocket expenses of the Owner Trustee, all fees, expenses and disbursements incurred with respect to the various items referenced in Sections 5.3, 5.4 and/or 5.5 (including without limitation any premiums for title insurance policies and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with such Advance or such Completion Date including without limitation all expenses relating to and all fees, taxes and expenses for the recording, registration and filing of documents and during the Commitment Period, all fees, expenses and costs referenced in Sections 7.3(a), 7.3(b), 7.3(d) and 7.4; provided,
                                                                      --------
     however, the Lessor shall pay such amounts described in this Section 7.1(b)
     -------
     only if (i) such amounts are properly described in a Requisition delivered on the applicable date and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On each Property Closing Date, on the date of any Construction Advance or any Completion Date, after delivery of the applicable Requisition and satisfaction of the other conditions precedent for such date, the Holders shall make a Holder Advance and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 7.1(b).

  7.2.  BROKERS' FEES.
        -------------

  The Lessee agrees to pay or cause to be paid any and all brokers' fees, if any, including without limitation any interest and penalties thereon, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

  7.3.  CERTAIN FEES AND EXPENSES.
        -------------------------

  The Lessee agrees to pay or cause to be paid (a) the initial and annual Owner Trustee's fee and all reasonable expenses of the Owner Trustee and any co-trustees (including without limitation reasonable counsel fees and expenses) or any successor owner trustee and/or co-trustee, for acting as the owner trustee under the Trust Agreement, (b) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in entering into any Lease Supplement and any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by any Credit Party, the Agent, the Lenders, the Holders or the Lessor, (c) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in connection with any exercise of remedies under any Operative Agreement or any purchase of any Property by the Construction Agent, the Lessee or any third party and (d) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in connection with any transfer or conveyance of any Property, whether or not such transfer or conveyance is ultimately accomplished.

  7.4.  FACILITY FEE.
        ------------

  During the Commitment Period, the Lessee agrees to pay or to cause to be paid to the Agent for the account of (a) the Lenders, respectively, a facility fee (the "Lender Facility Fee") equal to the product of the Commitment of each
      -------------------
Lender multiplied by a per annum rate equal to the Applicable Percentage for the Lender Facility Fee and (b) the Holders, respectively, a facility fee (the "Holder Facility Fee") equal to the product of the Holder Commitment of each
--------------------
Holder multiplied by a per annum rate equal to the Applicable Percentage for the Holder Facility Fee. Such Facility Fees shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed and shall be payable quarterly in arrears on each Facility Fee Payment Date. If all or a portion of any such Facility Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the ABR (or in the case of Holder Yield, the ABR plus the Applicable Percentage for Eurodollar Holder Advances) plus two percent (2%) from the date of such non-payment until such amount is paid in full.

                  SECTION 8.  OTHER COVENANTS AND AGREEMENTS.

  8.1.  COOPERATION WITH THE CONSTRUCTION AGENT OR THE LESSEE.
        -----------------------------------------------------

  The Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent shall, at the expense of and to the extent reasonably requested by the Construction Agent or the Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent in their reasonable discretion), cooperate with the Construction Agent or the Lessee in connection with the Construction Agent or the Lessee satisfying its covenant obligations contained in the Operative Agreements including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto).

  8.2.  COVENANTS OF THE OWNER TRUSTEE AND THE HOLDERS.
        ----------------------------------------------

Each of the Owner Trustee and the Holders hereby agrees that so long as this Agreement is in effect:

        (a) Neither the Owner Trustee (in its trust capacity or in its individual capacity) nor any Holder will create or permit to exist at any time, and each of them will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it; provided, however, that the Owner Trustee and the Holders shall not be
     --------  -------
     required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not materially and adversely affect the rights of the Lessee under the Lease and the other Operative Agreements or involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;

        (b) Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign (subject to requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as the Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Owner Trustee and the Holders hereby agrees with the

     Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party;

        (c) The Owner Trustee or any successor may resign or be removed by the Holders as the Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee (so long as no Lease Event of Default shall have occurred and be continuing), which consent shall not be unreasonably withheld or delayed;

        (d) The Owner Trustee, in its capacity as the Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any Debt, or enter into any business or other activity or enter into any contracts or agreements, other than pursuant to or under the Operative Agreements;

        (e) The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement;

        (f) Neither any Holder nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

        (g) The Owner Trustee shall give prompt notice to the Lessee, the Holders and the Agent if the Owner Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 79 South Main Street, Salt Lake City, Utah 84111, or if it shall change its name;

        (h) The Owner Trustee shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to any Property in each case as directed in writing by the Agent (until such time as the Loans are paid in full, and then by the Majority Holders) or, in connection with Sections 8.5 and 9.2 hereof, the Lessee; provided, however, that notwithstanding the
                                 --------  -------
     foregoing provisions of this subparagraph (h) the Owner Trustee, the Agent, the Lenders and the Holders each acknowledge, covenant and agree that neither the Owner Trustee nor the Agent shall act or refrain from acting, regarding each Unanimous Vote Matter, until such party has received the approval of each Lender and each Holder affected by such matter.

        (i) The Owner Trustee shall maintain the trust power and authority to act as the Owner Trustee and to perform its obligations under each of the Operative Agreements to which it is a party;

        (j) Except as otherwise provided in any Operative Agreement, and provided no Event of Default shall have occurred and be continuing, the Owner Trustee shall not make any Improvement with respect to any Property without the consent of the Lessee (which shall not be unreasonably withheld); and

        (k) The Owner Trustee shall use its best efforts to provide the Lessee or the Construction Agent, as the case may be, with any notices received in connection with any Property or the transactions contemplated hereby, unless the Owner Trustee, in its reasonable judgment, believes that such notice has previously been provided to the Lessee or the Construction Agent, as the case may be.

  8.3.  CREDIT PARTY COVENANTS, CONSENT AND ACKNOWLEDGMENT.
        --------------------------------------------------

        (a) Each Credit Party acknowledges and agrees that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent. Each Credit Party hereby irrevocably consents to the creation, perfection and maintenance of such Liens. Each Credit Party shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request for the purpose of more fully effectuating the provisions of the Operative Agreements.

        (b) The Lessor hereby instructs each Credit Party, and each Credit Party hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent and (iii) each Credit Party shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to also be delivered at the same time to the Agent.

        (c) No Credit Party shall consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement except in accordance with Section 12.4 of this Agreement.

        (d) Each Credit Party hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee and guaranteed by the other Credit Parties. Without limitation, such obligations shall include without limitation such arrangement fees, administrative fees, facility fees, breakage costs, indemnities, trustee fees and transaction expenses that the Operative Agreements provide are to be paid by the Lessee and which are incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

        (e) The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance reasonably satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting any Property as reasonably requested by the Agent from time to time (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor, the Trust Company, any Lender and/or any Holder and (ii) after the occurrence of an Event of Default.

        (f) The Lessee hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee. Without limitation, such obligations of the Lessee shall include the Supplement Rent obligations pursuant to Section 3.3 of the Lease, arrangement fees, administrative fees, participation fees, commitment fees, facility fees, prepayment penalties, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

        (g) At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of a Property or any component thereof, each of the Construction Agent and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make the same available to the Agent (on behalf of the Lessor).

        (h) The Lessee hereby covenants and agrees that Equipment (other than Equipment that is essential to the operation of any individual parcel of Property where such Equipment is located) respecting any individual parcel of Property shall at no time constitute in excess of five percent (5%) of the aggregate Advances respecting such parcel of Property funded at such time under the Operative Agreements.

        (i) The Lessee hereby covenants and agrees that as of Completion (i) the Property Cost for each individual parcel of the Property shall be no less than $5,000,000 and (ii) each parcel of the Property shall be a Permitted Facility.

        (j) The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the Lessee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 9830 Patuxent Woods Drive, Columbia, Maryland or if it shall change its name.

        (k) Unless the Agent otherwise agrees in writing, the Lessee hereby covenants and agrees that Lessee will not exercise its Purchase Option prior to the Expiration Date with respect to less than all of the Properties if, after the exercise of such Purchase Option, the aggregate Property Cost of all Properties remaining after giving effect to such purchase will be less than $15,000,000.

        (l) Until all the obligations of the Credit Parties under the Operative Agreements have been finally and indefeasibly paid and satisfied in full, the Commitments and the Holder Commitments terminated and the Term has expired or been earlier terminated, then unless consent has been obtained from the Majority Secured Parties, the Lessee will furnish or cause to be furnished to each Holder, each Lender and the Agent at their respective addresses set forth or referenced in Section 12.2 of this Agreement, or such other office as may be designated by any such Holder, Lender or the Agent from time to time: (i) not later than forty-five (45) days after the end of each fiscal quarter, a certificate duly signed by the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of USF setting forth the Total Debt Ratio for the period of four (4) consecutive fiscal quarters ending with such quarter-end and setting forth the computations employed in calculating the ratio (the "Margin Certificate") and (ii) at each time financial statements are
     -------------------
     delivered or to be delivered pursuant to Section 28.1 of the Lease, a compliance certificate duly executed by the president, treasurer, chief financial offer or controller of USF substantially in the form of EXHIBIT M
                                                                       ---------
     attached hereto (the "Officer's Compliance Certificate").
                           --------------------------------

        (m) The Lessee hereby covenants and agrees that the rights of the Lessee under this Agreement and the Lease shall not impair or in any way diminish the obligations of the Construction Agent and/or the rights of the Lessor under the Agency Agreement.

        (n) Each Credit Party hereby covenants and agrees to cause each Restricted Subsidiary formed after the Initial Closing Date to execute a Joinder Agreement within thirty (30) days of the formation of such Restricted Subsidiary.

        (o) Each Credit Party shall promptly notify the Agent, or cause the Agent to be promptly notified, upon such Credit Party gaining knowledge of the occurrence of any Default or Event of Default which is continuing at such time. In any event, such notice shall be provided to the Agent within ten (10) days of when such Credit Party gains such knowledge.

        (p) Until all of the obligations under the Operative Agreements have been finally and indefeasibly paid and satisfied in full and the Commitments and the Holder Commitments terminated (unless consent has been obtained from the Majority Secured Parties), each Credit Party will:

                (i) except as permitted by the express provisions of the Lessee Credit Agreement, preserve and maintain its separate legal existence and all material rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to do so qualify would have a Material Adverse Effect;

                (ii) pay and perform all obligations of the Credit Parties under the Operative Agreements and pay and perform (A) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (B) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a Material Adverse Effect; provided that any Credit Party may contest any item described
                  --------
          in this Section 8.3(p)(ii) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP;

                (iii) to the extent failure to do so would have a Material Adverse Effect, observe and remain in compliance with all applicable Laws and maintain in full force and effect all Governmental Actions, in each case applicable to the conduct of its business, keep in full force and effect all licenses, certifications or accreditations necessary for any Facility to carry on its business, and not permit the termination of any insurance reimbursement program available to any Facility; and

                (iv) provided that the Agent, the Lenders and the Holders use reasonable efforts to minimize disruption to the business of the Credit Parties, permit representatives of the Agent or any Lender or Holder, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

        (q) Lessee shall take all action as is necessary in Lessee's reasonable opinion to assure that Lessee's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000.

        (r) Lessee shall perform any and all obligations of Lessor under, and cause Lessor to otherwise remain in full compliance with, the terms and provisions of each Ground Lease, if any.

  8.4.  SHARING OF CERTAIN PAYMENTS.
        ---------------------------

  Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by any Credit Party to the Lessor under the Lease or any of the other Operative Agreements shall be made by any Credit Party directly to the Agent as more particularly provided in Section 8.3 hereof. The Lessor, the Holders, the Agent, the Lenders and the Credit Parties acknowledge the terms of Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree that all such payments and amounts are to be allocated as provided in
Section 8.7 of this Agreement.

  8.5.  GRANT OF EASEMENTS, ETC.
        ------------------------

  The Agent, the Lenders and the Holders hereby agree that, so long as no Default or Event of Default shall have occurred and be continuing, the Owner Trustee shall, from time to time at the request of the Lessee (and with the prior consent of the Agent), in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development, construction, testing or operation of any Property, including without limitation reciprocal easement agreements, construction contracts, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the
                                                     --------
agreements referred to in this Section 8.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

  8.6.  APPOINTMENT BY THE AGENT, THE LENDERS, THE HOLDERS AND THE OWNER
        ----------------------------------------------------------------
        TRUSTEE.
        -------

  The Holders hereby appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Security Documents to secure the Holder Amount. The Lenders and the Holders acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Majority Secured Parties or, pursuant to Sections 8.2(h) and 12.4, all of the Lenders and the Holders, as the case may be; provided, in all cases, the Agent shall allocate payments and other
             --------
amounts received in accordance with Section 8.7. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Owner Trustee (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Owner Trustee and (subject to Sections 8.5 and 9.2) to take such other action under the Operative

Agreements on behalf of the Owner Trustee as the Agent shall determine in its reasonable discretion from time to time. The Agent hereby accepts such appointments. For purposes hereof, the provisions of Section 7 of the Credit Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and each Holder as if each Holder were a Lender thereunder. Outstanding Holder Advances and outstanding Loans shall each be taken into account for purposes of determining Majority Secured Parties. Further, the Agent shall be entitled to take such action on behalf of the Owner Trustee as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. The parties hereto hereby agree to the provisions contained in this Section 8.6. Any appointment of a successor agent under Section 7.9 of the Credit Agreement shall also be effective as an appointment of a successor agent for purposes of this Section 8.6.

  8.7.  COLLECTION AND ALLOCATION OF PAYMENTS AND OTHER AMOUNTS.
        -------------------------------------------------------

        (a) Each Credit Party has agreed pursuant to Section 5.9 and otherwise in accordance with the terms of this Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person and (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 8.7, such amounts received from any Credit Party and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Holders or any of the Lenders in connection with the Collateral, the Security Documents or any of the other Operative Agreements. Ratable distributions among the Lenders and the Holders under this Section 8.7 shall be made based on (in the case of the Lenders) the ratio of the outstanding Loans to the aggregate Property Cost and (in the case of the Holders) the ratio of the outstanding Holder Advances to the aggregate Property Cost. Ratable distributions among the Tranche A Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche A Lender's Commitment for Tranche A Loans to the aggregate of all the Tranche A Lenders' Commitments for Tranche A Loans. Ratable distributions among the Tranche B Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche B Lender's Commitment for Tranche B Loans to the aggregate of all the Tranche B Lenders' Commitments for Tranche B Loans. Ratable distributions among the Lenders (in situations where the Tranche A Lenders are not differentiated from the Tranche B Lenders) shall be made based on the ratio of the individual Lender's Commitment to the aggregate of all the Lenders' Commitments. Ratable distributions among the Holders under this Section 8.7 shall be based on the ratio of the individual Holder's Holder Commitment to the aggregate of all the Holders' Holder Commitments.

        (b) Payments and other amounts received by the Agent from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows:

             (i) Any such payment or amount identified as or deemed to be Basic Rent shall be applied and allocated by the Agent first, ratably to the
                                                           -----
          Lenders for application and allocation to the payment of interest on the Loans and thereafter the principal of the Loans which is due and payable on such date and second, to the Holders for the payment of
                                   ------
          accrued Holder Yield with respect to the Holder Advances and thereafter the portion of the Holder Advances which is due on such date; and third, if no Default or Event of Default is in effect, any
                    -----
          excess shall be paid to such Person or Persons as the Lessee may designate; provided, that if a Default or Event of Default is in
                     --------
          effect, such excess (if any) shall instead be held by the Agent until the earlier of (I) the first date thereafter on which no Default or Event of Default shall be in effect (in which case such payments or returns shall then be made to such other Person or Persons as the Lessee may designate) and (II) the Maturity Date or the Expiration Date, as the case may be (or, if earlier, the date of any Acceleration), in which case such amounts shall be applied and allocated in the manner contemplated by Section 8.7(b)(iv).

             (ii) If on any date the Agent or the Lessor shall receive any amount in respect of (A) any Casualty or Condemnation pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (B) the Termination Value in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or (C) the Termination Value in connection with the exercise of the Purchase Option under Section 20.1 of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to
          Section 20.3 of the Lease, or (D) any payment required to be made or elected to be made by the Construction Agent to the Lessor pursuant to the terms of the Agency Agreement, then in each case, the Lessor shall be required to pay such amount received (1) if no Acceleration has occurred, first to prepay the principal balance of the Loans and
                    ------
          accrued interest thereon, on a pro rata basis, and second, to prepay the Holder Advances and accrued Holder Yield thereon, each on a pro rata basis, or (2) if an Acceleration has occurred, to apply and allocate the proceeds respecting Sections 8.7(b)(ii)(A) through 8.7(b)(ii)(D) in accordance with Section 8.7(b)(iii) hereof.

             (iii) Subject to Section 8.7(c), an amount equal to any payment identified as proceeds of the sale or other disposition (or lease upon the exercise of remedies) of the Properties or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise, the execution of remedies set forth in the Lease and any payment in respect of excess wear and tear pursuant to Section 22.3 of the Lease (whether such payment relates to a period before or after the Construction Period Termination Date) shall be applied and allocated by the Agent first,
                                                                        -----
          ratably to the payment of the principal and interest of the Tranche B Loans then outstanding, , second, to the extent such amount exceeds
                                    ------
          the maximum amount to be returned pursuant to the foregoing provisions of this paragraph (iii), ratably to the payment of the principal and interest of the Tranche A Loans then outstanding, third, to any and
                                                            -----
          all other amounts owing under the Operative Agreements to the Lenders under the Tranche B Loans, fourth, to any and all other amounts owing
                                     ------
          under the Operative Agreements to the Lenders under the Tranche A Loans, fifth, ratably to the payment to the Holders of the outstanding
                 -----
          principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, sixth, to any
                                                                  -----
          and all other amounts owing under the Operative Agreements to the Holders, and seventh, to the extent moneys remain after application
                       -------
          and allocation pursuant to clauses first through sixth above, to the
                                             -----         -----
          Owner Trustee for application and allocation to any and all other amounts owing to the Holders or the Owner Trustee and as the Holders shall determine; provided, where no Event of Default shall exist and
                           --------
          be continuing and a prepayment is made for any reason with respect to less than the full amount of the outstanding principal amount of the Loans and the outstanding Holder Advances, the proceeds shall be applied and allocated ratably to the Lenders and to the Holders.

             (iv) Subject to Section 8.7(c), an amount equal to (A) any such payment identified as a payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (and any such lesser amount as may be required by Section 22.1(b) of the Lease) in respect of the Properties, (B) any other amount payable upon any exercise of remedies after the occurrence of an Event of Default not covered by Sections 8.7(b)(i) or 8.7(b)(iii) above (including without limitation any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Properties) and (C) any other amount payable by any Guarantor pursuant to Section 6B shall be applied and allocated by the Agent first,
                                                                    -----
          ratably, to the payment of the principal and interest balance of Tranche A Loans then outstanding, second, ratably to the payment of
                                            ------
          the principal and interest balance of the Tranche B Loans then outstanding, third, to the payment of any other amounts owing to the
                       -----
          Lenders hereunder or under any other Operative Agreement, fourth,
                                                                    ------
          ratably to the payment of the principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, and fifth, to the extent moneys remain after
                               -----
          application and allocation pursuant to clauses first through fourth
                                                         --------------------
          above, to the Owner Trustee for application and allocation to Holder Advances and Holder Yield and any other amounts owing to the Holders or the Owner Trustee as the Holders shall determine.

            (v) An amount equal to any such payment identified as Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Lenders, the Holders and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this
          Section 8.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received upon
                      --------  -------
          the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual Guarantee Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 8.7(b)(iv).

             (vi) The Agent in its reasonable judgment shall identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

        (c) Upon the termination of the Commitments and the payment in full of the Loans and all other amounts owing by the Owner Trustee hereunder or under any Credit Document and the payment in full of all amounts owing to the Holders and the Owner Trustee under the Trust Agreement, any moneys remaining with the Agent shall be returned to the Owner Trustee or such other Person or Persons as the Holders may designate for application and allocation to any and all other amounts owing to the Holders or the Owner Trustee and as the Holders shall determine. In the event of an Acceleration it is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 8.7(b) above, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent in order to preserve the Collateral or to preserve its Lien thereon, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administration fees).

  8.8.  RELEASE OF PROPERTIES, ETC.
        ---------------------------

  If the Lessee shall at any time purchase any Property pursuant to the Lease, or the Construction Agent shall purchase any Property pursuant to the Agency Agreement, or if any Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Owner Trustee of its obligation to prepay the Loans, Holder Advances and all other amounts owing to the Lenders and the Holders under the Operative Agreements, the Agent is hereby authorized and directed to release such Properties from the Liens created by the Security Documents to the extent of its interest therein. In addition, upon the termination of the Commitments and the Holder Commitments and the payment in full of the Loans, the Holder Advances and all other amounts owing by the Owner Trustee and the Lessee hereunder or under any other Operative Agreement the Agent is hereby authorized and directed to release all of the Properties from the Liens created by the Security Documents to the extent of its interest therein. Upon request of the Owner Trustee following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Owner Trustee and the Lessee such documents as the Owner Trustee or the Lessee shall reasonably request to evidence such release.

  8.9.  RECORDATION OF MEMORANDA OF LEASE AND LEASE SUPPLEMENTS.
        -------------------------------------------------------

  The Agent, the Lenders and the Holders hereby covenant and agree that, so long as no Lease Event of Default exists, the Agent shall hold in escrow and shall not record the Lease Supplements or memoranda of lease delivered to the Agent from time to time in accordance with the terms of Section 5.3(n) hereof. In the event that a Lease Event of Default occurs and is continuing, then (a) the Agent may, in its sole discretion, record any memorandum of lease and/or any Lease Supplement then held by (or thereafter delivered to) the Agent and (b) the Lessee covenants and agrees to pay all necessary recording fees, documentary stamp taxes and similar amounts required to be paid in connection with the recording of such memoranda of lease and/or such Lease Supplements.


               SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT.

  9.1.  THE CONSTRUCTION AGENT'S AND THE LESSEE'S CREDIT AGREEMENT RIGHTS.
        -----------------------------------------------------------------

  Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lenders, the Holders, the Credit Parties and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

        (a) the right to designate an account to which amounts funded under the Operative Agreements shall be credited pursuant to Section 2.3(a) of the Credit Agreement;

        (b)  the right to terminate or reduce the Commitments pursuant to
     Section 2.5(a) of the Credit Agreement;

        (c) the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Credit Agreement;

        (d) the right to receive any notice and any certificate, in each case issued pursuant to Section 2.11(a) of the Credit Agreement;

        (e) the right to replace any Lender pursuant to Section 2.11(b) of the Credit Agreement;

        (f) the right to approve any successor agent pursuant to Section 7.9 of the Credit Agreement; and

        (g) the right to consent to any assignment by a Lender to which the Lessor has the right to consent pursuant to Section 9.8 of the Credit Agreement.

  9.2.  THE CONSTRUCTION AGENT'S AND THE LESSEE'S TRUST AGREEMENT RIGHTS.
        ----------------------------------------------------------------

  Notwithstanding anything to the contrary contained in the Trust Agreement, the Credit Parties, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

        (a) the right to exercise the conversion and continuation options pursuant to Section 3.8 of the Trust Agreement;

        (b) the right to receive any notice and any certificate, in each case issued pursuant to Section 3.9(a) of the Trust Agreement;

        (c) the right to replace any Holder pursuant to Section 3.9(b) of the Trust Agreement;

        (d) the right to exercise the removal options contained in Section 3.9 of the Trust Agreement; and

        (e) no removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee.

        (f) the right to designate an account to which amounts funded under the Operative Agreements shall be credited pursuant to Section 3.1(b) of the Trust Agreement.


                      SECTION 10.  TRANSFER OF INTEREST.

  10.1.  RESTRICTIONS ON TRANSFER.
         ------------------------

  Each Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Sections 9.7 and 9.8 of the Credit Agreement; provided, each participant,
                                              --------
assignee or transferee must obtain the same ratable interest in Tranche A Loans, Tranche B Loans and Holder Advances. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement with the prior written consent of the Agent and the Lessee (which consent shall not be unreasonably withheld or delayed) and in accordance with the terms of Section 11.8(b) of the Trust Agreement; provided, each participant, assignee or tranferee must obtain the
           ---------
same ratable interest in Tranche A Loans, Tranche B Loans and Holder Advances. The Owner Trustee may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents but only with the prior written consent of the Agent (which consent may be withheld by the Agent in its sole discretion) and (provided, no Default
                                                          --------
or Event of Default has occurred and is continuing) with the consent of the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, the Lease, the Trust Agreement and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property in accordance with the terms and conditions of the Lease. No Credit Party may assign any of the Operative Agreements or any of their respective rights or obligations thereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and the Lessor.

  10.2.  EFFECT OF TRANSFER.
         ------------------

  From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided,
                                                                   --------
however, that any transferor shall remain liable hereunder and under such other
-------
documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Owner Trustee, a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Owner Trustee, the Holder or the Lender, as the case may be, and shall be deemed an "Owner Trustee", "Holder", or "Lender", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this
Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.

                         SECTION 11.  INDEMNIFICATION.

  11.1.  GENERAL INDEMNITY.
         -----------------

  Whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, occupancy, operation, maintenance, repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Property or any part thereof, including without limitation the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in any Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) an Environmental Violation, Environmental Claims or other loss of or damage to any property or the environment relating to the Property, the Lease, the Agency Agreement or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; and (f) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort.

  If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be
--------  -------
required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period.

  If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however,
                                                             --------  -------
that (A) if such Claim, in the Indemnity Provider's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any
                                              --------  -------
Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict of interest between such Indemnified Person and the Indemnity Provider)) by, in the sole discretion of the Person conducting and controlling the response to such Claim (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper,
(3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

  The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided,
                                                                     --------
that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section
11.1 by way of indemnification or advance for the payment of an amount regarding such Claim, together with all reasonable costs and expenses incurred by the Indemnity Provider in connection therewith.

  Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action and the Indemnity Provider shall not be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and, if the Indemnified Person has informed the Indemnity Provider that it intends to contest such Claim (whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 11.1) exceeds $10,000 (or such lesser amount as may be subsequently agreed between the Indemnity Provider and the Indemnified Person), (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due, (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have demonstrated to the reasonable satisfaction of the Indemnified Person that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnity Provider and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle any Claim without the consent of the Indemnified Person to the extent any such adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the Indemnified Person.

  11.2.  GENERAL TAX INDEMNITY.
         ---------------------

        (a) The Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

        (b) Notwithstanding anything to the contrary in Section 11.2(a) hereof, the following shall be excluded from the indemnity required by
     Section 11.2(a):

                (i) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person (other than the Lessor, the Owner Trustee and the Trust) by the United States federal government or any foreign government that are based on or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be
                                 --------
          interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                (ii) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor, the Owner Trustee and the Trust) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided
                                                                    --------
          that such Taxes shall not be excluded under this subparagraph (ii) to
                                ---
          the extent such Taxes would have been imposed had the location, possession or use of any Property in, the location or the operation of the Lessee in, or the Lessee's making payments under the Operative Agreements from, the jurisdiction imposing such Taxes been the sole connection between such Indemnified Person and the jurisdiction imposing such Taxes; provided, further, that this clause (ii) shall
                               -------- -------
          not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                (iii) any Tax to the extent it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the Property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and

                (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person but not Taxes imposed as a result of ordinary negligence of such Indemnified Person;

          (c) (i) Subject to the terms of Section 11.2(f), the Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                (ii) In the case of Impositions for which no contest is conducted pursuant to Section 11.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand. In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 11.2(f).

                (iii) At the Indemnity Provider's request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of fifteen percent (15%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

        (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of each Property and any other tax returns required for the Owner Trustee respecting the transactions described in the Operative Agreements. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

        (e) As between the Indemnity Provider on one hand, and each Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (without duplication of any indemnification required by subsection
     (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings (collectively, "Withholdings") imposed in
                                                ------------
     respect of the interest payable on the Notes, Holder Yield payable on the Certificates or with respect to any other payments under the Operative Agreement (all such payments being referred to herein as "Exempt Payments"
                                                               ---------------
     to be made without deduction, withholding or set off) (and, if any Financing Party receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Indemnity Provider shall discharge such demand on behalf of such Financing Party); provided, however, that the obligation of the
                            --------  -------
     Indemnity Provider under this Section 11.2(e) shall not apply to:

                (i) Withholdings on any Exempt Payment to any Financing Party which is a non-U.S. Person unless such Financing Party is, on the date hereof (or on the date it becomes a Financing Party hereunder) and on the date of any change in the principal place of business or the lending office of such Financing Party, entitled to submit a Form 1001 (relating to such Financing Party and entitling it to a complete exemption from Withholding on such Exempt Payment) or Form 4224 or is otherwise subject to exemption from Withholding with respect to such Exempt Payment (except where the failure of the exemption results from a change in the principal place of business of the Lessee; provided if a failure of exemption for any Financing Party results from a change in the principal place of business or lending office of any other Financing Party, then such other Financing Party shall be liable for any Withholding or indemnity with respect thereto), or

                (ii) Any U.S. Taxes imposed solely by reason of the failure by a non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

     For the purposes of this Section 11.2(e), (A) "U.S. Person" shall mean a
                                                    -----------
     citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future
                                    ----------
     tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C)

     "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate
     ----------
     Certificate) of the Department of the Treasury of the United States of America and (D) "Form 4224" shall mean Form 4224 (Exemption from
                      ---------
     Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

        If a Financing Party or an Affiliate with whom such Financing Party files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this Section 11.2(e), such Financing Party will pay to the Indemnity Provider such part of that benefit as in the opinion of such Financing Party will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, provided always that (i) such Financing Party
                                   --------
     will be the sole judge of the amount of any such benefit and of the date on which it is received, so long as such Financing Party acts reasonably in making such determination, (ii) such Financing Party will have the absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and (iii) such Financing Party will not be obliged to disclose to the Borrower any information regarding its tax affairs or tax computations.

        Each non-U.S. Person that shall become a Financing Party after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Financing Party hereunder, be required to provide all of the forms and statements referenced above or other evidences of exemption from Withholdings.

        (f) If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; provided, however, that the Indemnity
                                    --------  -------
     Provider shall have the right to conduct and control such contest only if such contest involves a Tax other than a Tax on net income of the Indemnified Person and can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Person.

  11.3.  INCREASED COSTS, ILLEGALITY, ETC.
         ---------------------------------

        (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Financing Party of agreeing to make or making, funding or maintaining Advances, then the Lessee shall from time to time, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and 3.9 of the Trust Agreement, as the case may
     be), pay to the Agent for the account of such Financing Party additional amounts sufficient to compensate such Financing Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Lessee and the Agent by such Financing Party, shall be conclusive and binding for all purposes, absent manifest error.

        (b) If any Financing Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Financing Party or any corporation controlling such Financing Party and that the amount of such capital is increased by or based upon the existence of such Financing Party's commitment to make Advances and other commitments of this type or upon the Advances, then, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and 3.9 of the Trust Agreement), the Lessee shall pay to the Agent for the account of such Financing Party, from time to time as specified by such Financing Party, additional amounts sufficient to compensate such Financing Party or such corporation in the light of such circumstances, to the extent that such Financing Party reasonably determines such increase in capital to be allocable to the existence of such Financing Party's commitment to make such Advances. A certificate as to such amounts submitted to the Lessee and the Agent by such Financing Party shall be conclusive and binding for all purposes, absent manifest error.

        (c) Without limiting the effect of the foregoing, the Lessee shall pay to each Financing Party on the last day of the Interest Period therefor so long as such Financing Party is maintaining reserves against "Eurocurrency liabilities" under Regulation D an additional amount (determined by such Financing Party and notified to the Lessee through the Agent) equal to the product of the following for each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for each day during such Interest Period:

                (i) the principal amount of such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, outstanding on such day; and

                (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for such Interest Period as provided in the Credit Agreement or the Trust Agreement, as the case may be (less the Applicable Percentage), and the denominator of which is one (1) minus the effective rate
                                              -----
          (expressed as a decimal) at which such reserve requirements are imposed on such Financing Party on such day minus (y) such numerator; and

                (iii) 1/360.

        (d) Without affecting its rights under Sections 11.3(a), 11.3(b) or 11.3(c) or any other provision of any Operative Agreement, each Financing Party agrees that if there is any increase in any cost to or reduction in any amount receivable by such Financing Party with respect to which the Lessee would be obligated to compensate such Financing Party pursuant to Sections 11.3(a) or 11.3(b), such Financing Party shall use reasonable efforts to select an alternative office for Advances which would not result in any such increase in any cost to or reduction in any amount receivable by such Financing Party; provided, however, that no Financing Party shall
                              --------  -------
     be obligated to select an alternative office for Advances if such Financing Party determines that (i) as a result of such selection such Financing Party would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or materially inconsistent with the interests of such Financing Party.

        (e) With reference to the obligations of the Lessee set forth in Sections 11.3(a) through 11.3(d), the Lessee shall not have any obligation to pay to any Financing Party amounts owing under such Sections for any period which is more than one (1) year prior to the date upon which the request for payment therefor is delivered to the Lessee.

        (f) Notwithstanding any other provision of this Agreement, if any Financing Party shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Financing Party to perform its obligations hereunder to make or maintain Eurodollar Loans or Eurodollar Holder Advances, as the case may be, then (i) each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, will automatically, at the earlier of the end of the Interest Period for such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, or the date required by law, convert into an ABR Loan or an ABR Holder Advance, as the case may be, and (iii) the obligation of the Financing Parties to make, convert or continue Eurodollar Loans or Eurodollar Holder Advances, as the case may be, shall be suspended until the Agent shall notify the Lessee that such Financing Party has determined that the circumstances causing such suspension no longer exist.

  11.4.  FUNDING/CONTRIBUTION INDEMNITY.
         ------------------------------

  Subject to the provisions of Section 2.11(a) of the Credit Agreement and 3.9(a) of the Trust Agreement, as the case may be, the Lessee agrees to indemnify each Financing Party and to hold each Financing Party harmless from any loss or reasonable expense which such Financing Party may sustain or incur as a consequence of (a) any failure in connection with the drawing of funds for any Advance, (b) any failure in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or (c) the making of a voluntary or involuntary prepayment of Eurodollar Loans or Eurodollar Holder Advances, as the case may be, on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of interest or Holder Yield, as the case may be, which would have accrued on the amount so prepaid, or not so borrowed for the period from the date of such prepayment or of such failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate plus the Applicable Percentage for such Loan or Holder Advance, as the case may be, for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its reasonable discretion) which would have accrued to such Financing Party on such amount by (i) (in the case of the Lenders) reemploying such funds in loans of the same type and amount during the period from the date of prepayment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (ii) (in the case of the Holders) placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market. This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.

     11.5.  EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY,
            ------------------------------------------------------------------
            ETC.
            ----

  WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEY'S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE

OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.


                          SECTION 12.  MISCELLANEOUS.

  12.1.  SURVIVAL OF AGREEMENTS.
         ----------------------

  The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Owner Trustee, the acquisition of any Property (or any of its components), the construction of any Improvements, the Completion of any Property, any disposition of any interest of the Owner Trustee in any Property or any interest of the Holders in the Trust Estate and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

  12.2.  NOTICES.
         -------

  All notices required or permitted to be given under any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

        If to the Construction Agent or the Lessee, to such entity at the following address:

          JP Foodservice Distributors, Inc.
          9830 Patuxent Woods Drive
          Columbia, Maryland 21046
          Attention:  Robert W. Gillison
          Telephone:  (410) 309-6468
          Telecopy:   (410) 309-6296

        If to any Guarantor, to such entity in care of JP Foodservice Distributors, Inc. at the following address:

          JP Foodservice Distributors, Inc.
          9830 Patuxent Woods Drive
          Columbia, Maryland 21046
          Attention:  Robert W. Gillison
          Telephone:  (410) 309-6468
          Telecopy:   (410) 309-6296

        If to the Owner Trustee or the Borrower, to it at the following address:

          First Security Bank, National Association
          79 South Main Street
          Salt Lake City, Utah 84111
          Attention:  Val T. Orton,
                      Vice President
          Telephone:  (801) 246-5300
          Telecopy:   (801) 246-5053

        If to the Holders, to each such Holder at the address set forth for such Holder on Schedule I of the Trust Agreement.
               ----------

        If to the Agent, to it at the following address:

                First Union National Bank
                c/o First Union Capital Markets Group
                DC-6
                301 South College Street
                Charlotte, North Carolina 28288-0166
                Attention:  Ms. Donna Hemingway,
                            Capital Markets Services
                Telephone:  (704) 383-8763
                Telecopy:   (704) 383-7989

        If to any Lender, to it at the address set forth for such Lender in
     Schedule 1.1 of the Credit Agreement.
     ------------

        From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

  12.3.  COUNTERPARTS.
         ------------

  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

  12.4.  TERMINATIONS, AMENDMENTS, WAIVERS, ETC.; UNANIMOUS VOTE MATTERS.
         ---------------------------------------------------------------

  Each Operative Agreement may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by, subject to Article VIII of the Trust Agreement regarding termination of the Trust Agreement, the Majority Secured Parties and each Credit Party (to the extent such Credit Party is a party to such Operative Agreement); provided, to the extent no Default or Event
                                    --------
of Default shall have occurred and be continuing, the Majority Secured Parties shall not amend, supplement, waive or modify any provision of any Operative Agreement in such a manner as to adversely affect the rights of any Credit Party without the prior written consent (not to be unreasonably withheld or delayed) of such Credit Party. In addition, (a) the Unanimous Vote Matters shall require the consent of each Lender and each Holder affected by such matter and (b) any provision of any Operative Agreement incorporated by reference or otherwise referenced in a second Operative Agreement shall remain, respecting such second Operative Agreement, in its original form without regard to any such termination, amendment, supplement, waiver or modification in the first Operative Agreement except if such has been agreed to by an instrument in writing signed by, subject to Article VIII of the Trust Agreement regarding termination of the Trust Agreement, the Majority Secured Parties and each Credit Party (to the extent such Credit Party is a party to such Operative Agreement).

  Notwithstanding the foregoing, no such termination, amendment, supplement, waiver or modification shall, without the consent of the Agent and, to the extent affected thereby, each Lender and each Holder (collectively, the "Unanimous Vote Matters") (i) reduce the amount of any Note or any Certificate,
-----------------------
extend the scheduled date of maturity of any Note, extend the scheduled Expiration Date, extend any payment date of any Note or Certificate, reduce the stated rate of interest payable on any Note, reduce the stated Holder Yield payable on any Certificate (other than as a result of waiving the applicability of any post-default increase in interest rates or Holder Yields), modify the priority of any Lien in favor of the Agent under any Security Document, subordinate any obligation owed to any Lender or Holder, reduce any Lender Facility Fees or any Holder Facility Fees payable under the Participation Agreement, extend the scheduled date of payment of any Lender Facility Fees or any Holder Facility Fees or increase the amount or extend the expiration date of any Lender's Commitment or the Holder Commitment of any Holder, or (ii) terminate, amend, supplement, waive or modify any provision of this Section 12.4 or reduce the percentages specified in the definitions of Majority Lenders, Majority Holders or Majority Secured Parties, or consent to the assignment or transfer by the Owner Trustee of any of its rights and obligations under any Credit Document or release a material portion of the Collateral (except in accordance with Section 8.8) or release any Credit Party from its obligations under any Operative Agreement or otherwise alter any payment obligations of any Credit Party to the Lessor or any Financing Party under the Operative Agreements, or (iii) terminate, amend, supplement, waive or modify any provision of Section 7 of the Credit Agreement, or (iv) permit Advances for Work in excess of the Construction Budget, or (v) eliminate the automatic option under Section 5.3(b) of the Agency Agreement requiring that the Construction Agent pay certain liquidated damages in exchange for the conveyance of a Property to the Construction Agent. Any such termination, amendment, supplement, waiver or modification shall apply equally to each of the Lenders and the Holders and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

  If at a time when the conditions precedent set forth in the Operative Agreements to any Loan are, in the opinion of the Majority Lenders, satisfied, any Lender shall fail to fulfill its obligations to make such Loan (any such Lender, a "Defaulting Lender") then, for so long as such failure shall continue,
           -----------------
the Defaulting Lender shall (unless the Lessee and the Majority Lenders, determined as if the Defaulting Lender were not a "Lender", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Loans, shall not be treated as a "Lender" when performing the computation of Majority Lenders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken pursuant to the
                                --------
second paragraph of this Section 12.4 shall not be effective as against the Defaulting Lender.

  If at a time when the conditions precedent set forth in the Operative Agreements to any Holder Advance are, in the opinion of the Majority Holders, satisfied, any Holder shall fail to fulfill its obligations to make such Holder Advance (any such Holder, a "Defaulting Holder") then, for so long as such
                             -----------------
failure shall continue, the Defaulting Holder shall (unless the Lessee and the Majority Holders, determined as if the Defaulting Holder were not a "Holder", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Holder Advances, shall not be treated as a "Holder" when performing the computation of Majority Holders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any
                                                           --------
action taken pursuant to the second paragraph of this Section 12.4 shall not be effective as against the Defaulting Holder.

  12.5.  HEADINGS, ETC.
         --------------

  The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

  12.6.  PARTIES IN INTEREST.
         -------------------

  Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

  12.7.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL;
         ----------------------------------------------------------------
         VENUE; ARBITRATION.
         ------------------

        (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of North Carolina in Mecklenburg County or of the United States for the Western District of North Carolina, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.2, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

        (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

        (c) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

        (d) Notwithstanding the provisions of Section 12.7(a) or of any other Operative Agreement to the contrary, upon demand of any party to this Agreement and/or any other Operative Agreement, whether made before or within three (3) months after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and/or any other Operative Agreement between or among parties to this Agreement and/or any other Operative Agreement ("Disputes")
                                                                      --------
     shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include without limitation tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from agreements executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement and/or any other Operative Agreement.

        Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the
                                                -----------------
     American Arbitration Association (the "AAA") and Title 9 of the United
                                            ---
     States Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within one hundred twenty
     (120) days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total extension of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of
             -- ---
     less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Disputes Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

        Notwithstanding the immediately preceding binding arbitration provisions, the parties to this Agreement and/or any other Operative Agreement agree to preserve, without diminution, certain remedies that the Agent on behalf of the Lenders and the Holders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Agent on behalf of the Lenders and the Holders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under any Operative Agreement or under applicable Law or by judicial foreclosure and sale, including without limitation a proceeding to confirm the sale; (ii) all rights of self-help including without limitation peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including without limitation injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. Notwithstanding the provisions of this Section 12.7, the Lessee and the Construction Agent shall have the right of access to any court of proper jurisdiction in connection with the exercise by the Agent of one or more of the remedies referred to in this paragraph.

        The parties to this Agreement and/or any other Operative Agreement agree that they shall not have a remedy of special, punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to special, punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

        By execution and delivery of this Agreement and/or any other Operative Agreement, each of the parties hereto and/or thereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement and/or any other Operative Agreement from which no appeal has been taken or is available.

  12.8.  SEVERABILITY.
         ------------

  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

  12.9.  LIABILITY LIMITED.
         -----------------

        (a) The Lenders, the Agent, the Credit Parties, the Owner Trustee and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and in Sections 6.1 and 12.16 of this Agreement, which the Trust Company is entering into in its individual capacity), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that the Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except (i) for its own gross negligence or willful misconduct and (ii) as otherwise expressly provided in the Trust Agreement, Sections 6.1 and 12.16 or in the other Operative Agreements.

        (b) Subject to Section 12.16, anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding (except for such Section 12.16), no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Lenders, the Holders and the Agent agree that, in the event any remedies under any Operative Agreement are pursued, neither the Lenders, the Holders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate (excluding Excepted Payments) and the Credit Parties (with respect to the Credit Parties' obligations under the Operative Agreements);

     but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes and/or the Certificates arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to any Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts owed by the Construction Agent under the Agency Agreement held by the Lessor or (C) except for Excepted Payments, any rent or other income received by the Lessor from any Credit Party that is not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Properties or the Agent's rights and powers to obtain a judgment against the Lessor or any Credit Party (provided, that no deficiency judgment or other money judgment
                   --------
     shall be enforced against any Exculpated Person except to the extent of the Lessor's interest in the Trust Estate (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses
     (ii) and (iii) of this Section 12.9(b)).

  12.10.  RIGHTS OF THE CREDIT PARTIES.
          ----------------------------

  If at any time all obligations (i) of the Owner Trustee under the Credit Agreement, the Security Documents and the other Operative Agreements and (ii) of the Credit Parties under the Operative Agreements have in each case been satisfied or discharged in full, then the Credit Parties shall be entitled to
(a) terminate the Lease and guaranty obligations under Section 6B and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease and
Section 6B pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Documents and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

  12.11.  FURTHER ASSURANCES.
          ------------------

  The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement. In addition, in connection with the sale or other disposition of any Property or any portion thereof, the Lessee agrees to execute such instruments of conveyance as reasonably required in connection therewith.

  12.12.  CALCULATIONS UNDER OPERATIVE AGREEMENTS.
          ---------------------------------------

  The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of error.

  12.13.  CONFIDENTIALITY.
          ---------------

  Each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to any Credit Party or any of its Subsidiaries which is provided to it by any Credit Party or any of its Subsidiaries and which an officer of any Credit Party or any of its Subsidiaries has requested in writing be kept confidential (including non-public information pertaining to the financing structure described in the unrecorded Operative Agreements), and shall not intentionally disclose such information to any Person except:

        (a) to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

        (b) to the extent such information is independently obtained from a source other than any Credit Party or any of its Subsidiaries and such information from such source is not, to such Person's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

        (c) to counsel, auditors or accountants retained by any such Person or any Affiliates of any such Person (if such Affiliates are permitted to receive such information pursuant to clause (f) or (g) below), provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Financing Party or any Affiliate thereof in the course of examinations of such Persons;

        (d) in connection with any litigation or the enforcement or preservation of the rights of any Financing Party under the Operative Agreements;

        (e) to the extent required by any applicable statute, rule or regulation or court order (including without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person; provided, however, that such Person
                                        -------- --------
     shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;

        (f) any Financing Party may disclose such information to another Financing Party or to any Affiliate of a Financing Party that is a direct or indirect owner of any Financing Party;

        (g) any Financing Party may disclose such information to an Affiliate of any Financing Party to the extent required in connection with the transactions contemplated hereby or to the extent such Affiliate is involved in, or provides advice or assistance to such Person with respect to, such transactions (provided, in each case that such Affiliate has
                            --------
     agreed in writing to maintain confidentiality as if it were such Financing Party (as the case may be)); or

        (h) to the extent disclosure to any other financial institution or other Person is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement or any Note to such other financial institution (who will in turn be required by the Agent to agree in writing to maintain confidentiality as if it were a Lender originally party to this Agreement) or (ii) assignment by any Holder of interests in the Trust Agreement to another Person (who will in turn be required by the transferring Holder to agree in writing to maintain confidentiality as if it were a Holder originally party to this Agreement).

  12.14.  FINANCIAL REPORTING/TAX CHARACTERIZATION.
          ----------------------------------------

  Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Lessee further agrees that Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization.

  12.15.  SET-OFF.
          -------

  In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders, the Holders, their respective Affiliates and any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements are hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including without limitation indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, the Holders, their respective Affiliates or any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements to or for the credit or the account of any Credit Party against and on account of the obligations of any Credit Party under the Operative Agreements irrespective of whether or not (a) the Lenders or the Holders shall have made any demand under any Operative Agreement or (b) the Agent shall have declared any or all of the obligations of any Credit Party under the Operative Agreements to be due and payable and although such obligations shall be contingent or unmatured. Notwithstanding the foregoing, neither the Agent nor any other Financing Party shall exercise, or attempt to exercise, any right of setoff, banker's lien, or the like, against any deposit account or property of any Credit Party held by the Agent or any other Financing Party, without the prior written consent of the Majority Secured Parties, and any Financing Party violating this provision shall indemnify the Agent and the other Financing Parties from any and all costs, expenses, liabilities and damages resulting therefrom. The contractual restriction on the exercise of setoff rights provided in the foregoing sentence is solely for the benefit of the Agent and the Financing Parties and may not be enforced by any Credit Party.

   12.16.  OBLIGATIONS OF THE LENDERS, THE AGENT, THE OWNER TRUSTEE, THE TRUST
           -------------------------------------------------------------------
           COMPANY AND THE HOLDERS.
           -----------------------

  Notwithstanding anything contained in this Agreement or in any other Operative Agreement to the contrary, the Lenders, the Agent, the Owner Trustee, the Trust Company and the Holders each covenant and agree with the Construction Agent, the Lessee and the Other Credit Parties that: (a) it will not violate, or take or omit to take any action that would cause the Construction Agent, the Lessee or any Credit Party to violate, any provision of any Operative Agreement; and (b) the Construction Agent, the Lessee or the applicable Credit Party may (to the extent permitted under applicable law) enforce any or all of the obligations of the Lenders, the Agent, the Owner Trustee, the Trust Company and the Holders under any one or more of the Operative Agreements, notwithstanding the fact that the Construction Agent, the Lessee or such Credit Party is not a party to such Operative Agreement, to the extent necessary to enable the Construction Agent, the Lessee or such Credit Party, as applicable, to enforce its rights or perform its obligations, or both, under the applicable Operative Agreements.

                           [signature pages follow]

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


CONSTRUCTION AGENT
------------------
AND LESSEE:
-----------


                                        JP FOODSERVICE DISTRIBUTORS, INC., a
                                        Delaware corporation



                                        By: /s/ David B. Abramson
                                           ----------------------------------
                                        Name: David B. Abramson
                                             --------------------------------
                                        Title: Vice President & Secretary
                                              -------------------------------

GUARANTORS:
----------


                                U.S. FOODSERVICE, a Delaware corporation


                                By: /s/ David B. Abramson
                                   -----------------------------------------
                                Name: David B. Abramson
                                     ---------------------------------------
                                Title: Executive Vice President & Secretary
                                      --------------------------------------



                                U.S. FOODSERVICE, INC.,
                                a Delaware corporation
                                BEIJING CHEF, INC.,
                                a Delaware corporation
                                E & H DISTRIBUTING CO.,
                                (d/b/a Valley Food Distributors of Nevada), a Nevada corporation
                                HARRISON'S PRIME MEATS & PROVISIONS, INC., a
                                Nevada corporation
                                ILLINOIS FRUIT & PRODUCE CORP.,
                                an Illinois corporation
                                TRANS-PORTE, INC.,
                                a Delaware corporation
                                EL PASADO, INC.,
                                a Delaware corporation
                                RITUALS COFFEE COMPANY,
                                a Delaware corporation
                                ROSELI PRODUCTS CORPORATION,
                                a Delaware corporation
                                SQUERI FOOD SERVICE, INC.,
                                an Ohio corporation
                                NEVADA BAKING COMPANY, INC.
                                a Nevada corporation
                                OUTWEST MEAT COMPANY,
                                a Nevada corporation
                                HILLTOP HEARTH BAKERIES, INC.,
                                a Delaware corporation
                                CROSS VALLEY FARMS, INC.,
                                a Delaware corporation



                                By: /s/ David B. Abramson
                                   -----------------------------------------
                                Name: David B. Abramson
                                     ---------------------------------------
                                Title: Vice President & Secretary
                                      --------------------------------------
                                        for each of the foregoing

OWNER TRUSTEE AND
-----------------
LESSOR:
------

                              FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the USF Real Estate Trust 1998-1


                              By: /s/ C. Scott Nielsen
                                 ----------------------------------------------
                              Name: C. Scott Nielsen
                                   --------------------------------------------
                              Title: Vice President
                                    -------------------------------------------

TRUST COMPANY:
-------------
                              FIRST SECURITY BANK, NATIONAL ASSOCIATION, in its individual capacity solely with respect to Sections 6.1 and 12.16


                              By: /s/ C. Scott Nielsen
                                 ----------------------------------------------
                              Name: C. Scott Nielsen
                                   --------------------------------------------
                              Title: Vice President
                                    -------------------------------------------


THE AGENT,
-----------
LENDER AND HOLDER:
-----------------
                              FIRST UNION NATIONAL BANK, as a Holder, as a
                              Lender and as the Agent


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------

OWNER TRUSTEE AND
-----------------
LESSOR:
------

                              FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the USF Real Estate Trust 1998-1


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------

TRUST COMPANY:
-------------
                              FIRST SECURITY BANK, NATIONAL ASSOCIATION, in its individual capacity solely with respect to Sections 6.1 and 12.16


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------


THE AGENT,
-----------
LENDER AND HOLDER:
-----------------
                              FIRST UNION NATIONAL BANK, as a Holder, as a
                              Lender and as the Agent


                              By: /s/ Lucy C. Campbell
                                 ----------------------------------------------
                              Name: Lucy C. Campbell
                                   --------------------------------------------
                              Title: Vice President
                                    -------------------------------------------

--------------------------------------------------------------------------------

                                  Appendix A
                        Rules of Usage and Definitions

--------------------------------------------------------------------------------

                              I.  Rules of Usage


The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

     (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

     (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

     (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

     (d) References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.

     (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.

     (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

     (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

     (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                                 Appendix A-1

     (i) References herein to "attorney's fees", "legal fees", "costs of counsel" or other such references shall be deemed to include the allocated cost of in-house counsel.

     (j) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.

     (k) Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall
                ----------
have the meaning so ascribed to such term in the applicable Operative Agreement.

     (l) Except as specifically provided herein, all accounting terms used herein which are not expressly defined in the Operative Agreements have the meanings given to them in accordance with GAAP and all computations made pursuant to the Operative Agreements shall be made in accordance with GAAP. All balance sheets and other financial statements delivered pursuant to Section 6.01 of the Lessee Credit Agreement shall be prepared in accordance with GAAP. If any changes in accounting principles from those used in the preparation of the most recent financial statements referred to in Section 6.01 of the Lessee Credit Agreement are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto) and are adopted by JPFDI and U.S. Foodservice, Inc. with the agreement of their respective independent certified public accountants and such changes result or could result (for any present or future period) in a change in the method of calculation of any of the financial covenants, standards or terms in or relating to Article VIII of the Lessee Credit Agreement, the parties hereto agree to enter into discussions with a view to amending the provisions hereof relating to such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of JPFDI and U.S. Foodservice, Inc. and their Restricted Subsidiaries shall be the same after such changes as if such changes had not been made, provided that, no change in GAAP
                                              --------
that would affect or could affect (for any present or future period) the method of calculation of any of said financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to JPFDI, U.S. Foodservice, Inc., the Lenders and the Holders, to so reflect such change in GAAP.


                               II.  Definitions

  "AAA" shall have the meaning given to such term in Section 12.7(d) of the Participation Agreement.

  "ABR" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%) equal to the greater of
(a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-half of one

                                 Appendix A-2
percent (0.5%). For purposes hereof: "Prime Lending Rate" shall mean the rate
                                      ------------------
announced by the Agent from time to time as its prime lending rate as in effect from time to time. The Prime Lending Rate is a reference rate and is one of several interest rate bases used by the Agent and does not necessarily represent the lowest or most favorable rate offered by the Agent actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate. The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate of the Agent changes. "Federal Funds Effective Rate" shall mean,
                                    ----------------------------
for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members or the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

  "ABR Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the ABR.

  "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

  "Acceleration" shall have the meaning given to such term in Section 6 of the Credit Agreement.

  "Accounts" shall have the meaning given to such term in Section 1 of the Security Agreement.

  "Acquired Assets" shall have the meaning assigned to such term in the definition of "Operating Cash Flow."

  "Acquired Subsidiary" shall have the meaning assigned to such term in the definition of "Operating Cash Flow."

  "Acquired Unit Adjustment" shall have the meaning assigned to such term in the definition of "Operating Cash Flow."

  "Acquisition Advance" shall have the meaning given to such term in Section 5.3 of the Participation Agreement.

  "Acquisition Loan" shall mean any Loan made in connection with an Acquisition Advance.


                                 Appendix A-3

  "Additional Incorporated Terms" shall have the meaning given to such term in
Section 28.1 of the Lease.

  "Advance" shall mean a Construction Advance or an Acquisition Advance.

  "Affiliate" shall mean, with respect to any designated Person, any other Person (a) directly or indirectly, through one or more intermediaries, controlling or controlled by or under direct or indirect common control with such designated Person, (b) which beneficially owns or holds 5% or more of the shares of any class of Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of such designated Person, or
(c) 5% or more of any class of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such designated Person; provided, however, that
                                                      --------  -------
none of the Lenders, the Holders, the Owner Trustee or the Trust Company shall be deemed to be an Affiliate of JPFDI or any of its Subsidiaries solely by reason of ownership of any obligations of JPFDI to such Lender, Holder, Owner Trustee or Trust Company under any of the Operative Agreements or by reason of having the benefits of any agreements or covenants of JPFDI and its Subsidiaries contained in the Operative Agreements. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock (or other equity interest) or by contract or otherwise.

  "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients with respect to the receipt by the recipient of such amounts (less any tax savings, calculated at such rates, reasonably expected to be realized as a result of a payment of the indemnified amount), such increased payment (as so reduced) is equal to the payment otherwise required to be made.

  "Agency Agreement" shall mean the Agency Agreement, dated on or about the Initial Closing Date between the Construction Agent and the Lessor.

  "Agency Agreement Event of Default" shall mean an "Event of Default" as defined in Section 5.1 of the Agency Agreement.

  "Agent" shall mean First Union National Bank, as agent for the Lenders pursuant to the Credit Agreement, or any successor agent appointed in accordance with the terms of the Credit Agreement and respecting the Security Documents, for the Lenders and the Holders, to the extent of their interests.

  "Applicable Percentage" shall mean for Eurodollar Loans, the Lender Facility Fee, Eurodollar Holder Advances and the Holder Facility Fee, the margin (expressed as a percentage) to be used in determining the Eurodollar Rate and/or the applicable Facility Fee, as the case may be, and shall, from the Initial Closing Date until the receipt of the initial Officer's Compliance

                                 Appendix A-4

Certificate, be (a) 0.45%, for the Applicable Percentage for Eurodollar Loans,
(b) 0.175%, for the Lender Facility Fee, (c) 1.200%, for the Eurodollar Holder Advances and (d) 0.175%, for the Holder Facility Fee, and for each fiscal quarter ending after the Initial Closing Date shall be determined, subject to the final paragraph of this definition, by reference to the Total Debt Ratio set forth in the most recently delivered Officer's Compliance Certificate as follows:

                                                                                         Applicable
                                        Applicable                                       Percentage             Applicable
                                      Percentage for       Applicable Percentage            for                 Percentage
           Total Debt                   Eurodollar        for the Lender Facility    Eurodollar Holder           for the
              Ratio                        Loans                    Fee                   Advances         Holder Facility Fee
-------------------------------------------------------------------------------------------------------------------------------
Less than or equal to 2.5 to 1.0           .175%                    .075%                   .925%                 .075%
-------------------------------------------------------------------------------------------------------------------------------
Greater than 2.5 to 1.0 but less
 than or equal to 3.0 to 1.0               .225%                    .100%                   .975%                 .100%
-------------------------------------------------------------------------------------------------------------------------------
Greater than 3.0 to 1.0 but less
 than or equal to 3.5 to 1.0               .275%                    .125%                  1.025%                 .125%
-------------------------------------------------------------------------------------------------------------------------------
Greater than 3.5 to 1.0 but less
 than or equal to 4.0 to 1.0               .350%                    .150%                  1.100%                 .150%
-------------------------------------------------------------------------------------------------------------------------------
Greater than 4.0 to 1.0 but less
 than or equal to 4.5 to 1.0               .450%                    .175%                  1.200%                 .175%
-------------------------------------------------------------------------------------------------------------------------------
Greater than 4.5 to 1.0                    .550%                    .200%                  1.300%                 .200%
===============================================================================================================================

  Adjustments, if any, in the Applicable Percentage shall be made by the Agent on the fifth (5th) Business Day after receipt by the Agent of quarterly financial statements for USF and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Total Debt Ratio of USF and its Consolidated Subsidiaries as of the most recent fiscal quarter end. Subject to
Section 2.8(b) of the Credit Agreement and Section 3.2(b) of the Trust Agreement, in the event the Lessee fails to deliver, or to cause the delivery of, such financial statements and certificate within forty-five (45) days after the end of each fiscal quarter of USF, the Applicable Percentage shall be the highest Applicable Percentage until five (5) Business Days after receipt by the Agent of such financial statements and certificates.

  "Appraisal" shall mean, with respect to any Property, an appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

  "Appraisal Procedure" shall have the meaning given such term in Section 22.4 of the Lease.

  "Approved State" shall mean each of the following: Maryland and any other state within the continental United States proposed by the Lessee and consented to in writing by the Agent.

                                 Appendix A-5

  "Appurtenant Rights" shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including without limitation the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (b) all permits, licenses and rights, whether or not of record, appurtenant to such Land or the Improvements.

  "Arbitration Rules" shall have the meaning given to such term in Section 12.7(d) of the Participation Agreement.

  "Assignment and Acceptance" shall mean the Assignment and Acceptance in the form attached to the Credit Agreement as EXHIBIT B.
                                         ---------

  "Available Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over
(b) the aggregate principal amount of all Loans made by such Lender as of such date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Loans hereunder).

  "Available Holder Commitments" shall mean an amount equal to the excess, if any, of (a) the aggregate amount of the Holder Commitments over (b) the aggregate amount of the Holder Advances made since the Initial Closing Date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Holder Advances).

  "Bankruptcy Code" shall mean Title 11 of the U. S. Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

  "Basic Rent" shall mean, the sum of (a) the Loan Basic Rent and (b) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

  "Benefitted Lender" shall have the meaning specified in Section 9.10(a) of the Credit Agreement.

  "Bill of Sale" shall mean a Bill of Sale regarding Equipment in form and substance reasonably satisfactory to the Agent.

  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

  "Board of Directors" shall mean the board of directors of JPFDI or U.S. Foodservice, Inc., as the case may be, or a duly authorized committee of directors lawfully exercising the relevant powers of such board of directors.


                                 Appendix A-6

  "Borrower" shall mean the Owner Trustee, not in its individual capacity but as Borrower under the Credit Agreement.

  "Borrowing Date" shall mean any Business Day specified in a notice delivered pursuant to Section 2.3 of the Credit Agreement as a date on which the Borrower requests the Lenders to make Loans thereunder.

  "Budgeted Total Property Cost" shall mean, at any date of determination with respect to any Construction Period Property, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to such Property.

  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in North Carolina and New York or any other states from which the Agent, any Lender or any Holder funds or engages in administrative activities with respect to the transactions under the Operative Agreements are authorized or required by law to close; provided, however, that when used in
                                        --------  -------
connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

  "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person or in the notes thereto, other than, in the case of any Restricted Subsidiary, any such lease under which JPFDI, U.S. Foodservice, Inc. or a Predominantly Owned Restricted Subsidiary is the lessor.

  "Capital Lease Obligation" shall mean, as at any date, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee or in the notes thereto in respect of such Capital Lease.

  "Capital Stock" shall mean any nonredeemable capital stock of any Credit Party or any of its Subsidiaries, whether common or preferred.

  "Casualty" shall mean any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

  "Certificate" shall mean a Certificate in favor of each Holder regarding the Holder Commitment of such Holder issued pursuant to the terms and conditions of the Trust Agreement.

  "Change of Control" shall mean any acquisition subsequent to the Initial Closing Date by any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act), of


                                  Appedix A-7

(a) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
Act) of a majority of the Voting Stock of USF or (b) all or substantially all of the properties and assets of USF. For purposes of this definition, "acquisition" by any Person or Persons of the Voting Stock or properties and assets referred to in the preceding sentence shall mean the earlier of (i) the actual possession thereof and (ii) the consummation of any transaction or series of transactions which, with the passage of time, will give such Person or Persons the actual possession thereof.

  "Chattel Paper" shall have the meaning given to such term in Section 1 of the Security Agreement.

  "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including without limitation reasonable attorney's fees and expenses) of any nature whatsoever.

  "Closing Date" shall mean the Initial Closing Date and each Property Closing Date.

  "Closing Date Intangibles" shall mean all goodwill and other intangible assets that appear on a consolidated balance sheet of U.S. Foodservice, Inc., JPFDI and their Restricted Subsidiaries prepared in accordance with GAAP as of the Initial Closing Date.

  "Code" shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

  "Collateral" shall mean all assets of the Lessor, the Construction Agent and the Lessee, now owned or hereafter acquired, upon which a Lien is purported to be created by one or more of the Security Documents.

  "Commencement Date" shall have the meaning specified in Section 2.2 of the Lease.

  "Commitment" shall mean, as to any Lender, the obligation of such Lender to make the portion of the Loans to the Lessor in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 of the Credit Agreement, as such amount may be increased or
        ------------
reduced from time to time in accordance with the provisions of the Operative Agreements.

  "Commitment Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of all of the Loans then outstanding), and such Commitment Percentage shall take into account both the Lender's Tranche A Commitment and the Lender's Tranche B Commitment.

  "Commitment Period" shall mean the period from and including the Initial Closing Date to and including the Construction Period Termination Date, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement or the Holder Commitment shall terminate as provided in the Trust Agreement.

                                 Appendix A-8

  "Company Obligations" shall mean the obligations of JPFDI, in any and all capacities under and with respect to the Operative Agreements and each Property.

  "Completion" shall mean, with respect to a Property, such time as the acquisition, installation, testing and final completion of the Improvements on such Property has been achieved in accordance with the Plans and Specifications, the Agency Agreement and/or the Lease, and in compliance with all Legal Requirements and Insurance Requirements and a certificate of occupancy has been issued with respect to such Property by the appropriate governmental entity (except if non-compliance, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect). If the Lessor purchases a Property that includes existing Improvements that are to be immediately occupied by the Lessee, the date of Completion for such Property shall be the Property Closing Date.

  "Completion Date" shall mean, with respect to a Property, the earlier of (a) the date on which Completion for such Property has occurred or (b) the Construction Period Termination Date.

  "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in a change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

  "Consolidated Subsidiary" shall mean, as to any Person, any Subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

  "Construction Advance" shall mean an advance of funds to pay Property Costs pursuant to Section 5.4 of the Participation Agreement.

  "Construction Agent" shall mean JP Foodservice Distributors, Inc., a Delaware corporation, as the construction agent under the Agency Agreement.

  "Construction Budget" shall mean the cost of acquisition, installation, testing, constructing and developing any Property as determined by the Construction Agent in its reasonable, good faith judgment.

  "Construction Commencement Date" shall mean, with respect to Improvements, the date on which construction of such Improvements commences pursuant to the Agency Agreement.

                                 Appendix A-9

  "Construction Contract" shall mean any contract entered into between the Construction Agent or the Lessee with a Contractor for the construction of Improvements or any portion thereof on the Property.

  "Construction Loan" shall mean any Loan made in connection with a Construction Advance.

  "Construction Loan Property Cost" shall mean with respect to each Construction Period Property at the date of determination, an amount equal to (a) the aggregate principal amount of Construction Loans made on or prior to such date with respect to the Property minus (b) the aggregate principal amount of
                             -----
prepayments or repayments of the Loans allocated to reduce the Construction Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

  "Construction Period" shall mean, with respect to a Property, the period commencing on the Construction Commencement Date for such Property and ending on the Completion Date for such Property.

  "Construction Period Property" means, at any date of determination, any Property as to which the Rent Commencement Date has not occurred on or prior to such date.

  "Construction Period Termination Date" shall mean (a) the earlier of (i) the date that the Commitments have been terminated in their entirety in accordance with the terms of Section 2.5(a) of the Credit Agreement, or (ii) the date forty-two (42) months after the Initial Closing Date or (b) such later date as shall be agreed to by the Majority Secured Parties.

  "Contractor" shall mean each entity with whom the Construction Agent or the Lessee contracts to construct any Improvements or any portion thereof on the Property.

  "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414 of the Code.

  "Co-Owner Trustee" shall have the meaning specified in Section 9.2 of the Trust Agreement.

  "Credit Agreement" shall mean the Credit Agreement, dated on or about the Initial Closing Date, among the Borrower, the Agent and the Lenders, as specified therein.

  "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

  "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Credit Agreement.

                                 Appendix A-10

  "Credit Documents" shall mean the Participation Agreement, the Credit Agreement, the Notes and the Security Documents.

  "Credit Parties" shall mean the Construction Agent, the Lessee and each Guarantor.

  "Debt" shall mean, as applied to any Person, as of any date of determination (without duplication):

        (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes, drafts or similar instruments, or upon which interest payments are customarily made except for all such obligations of JPFDI, U.S. Foodservice, Inc. or any Restricted Subsidiary to one or more of USF, U.S. Foodservice, Inc., JPFDI and the other Restricted Subsidiaries;

        (b) all obligations of such Person for all or any part of the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not overdue by more than 45 days or which are being contested in good faith by appropriate proceedings) or for the cost of property constructed or of improvements;

        (c) all obligations secured by any Lien other than a Lien deemed to exist in connection with any Permitted Receivables Financing (including any related filings of financing statements) provided that, for purposes of determining the "Total Debt Ratio" as used herein (including, as used in the definition of "Applicable Margin"), any obligation incurred by U.S. Foodservice, Inc., JPFDI or any of their Restricted Subsidiaries pursuant to any Permitted Receivables Financing shall be considered Debt, and it being understood and agreed that the Permitted Receivables Financing Amount in respect of any Permitted Receivables financing shall be deemed to be an obligation secured by Liens in connection with a Permitted Receivables Financing on or payable out of the proceeds of production from property owned or held by such Person even though such Person has not assumed or become liable for the payment of such obligations;

        (d) all Capital Lease Obligations of such Person;

        (e) all preferred stock issued by such Person or required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date;

        (f) the aggregate amount of the net liability exposure of such Person under all Hedging Agreements relating to speculative hedge arrangements (those hedge arrangements which are required to be marked-to-market under GAAP) as determined under GAAP; and

        (g) any Guaranty by such Person of or with respect to obligations of the character referred to in the foregoing clauses (a) through (f) of another Person;

                                 Appendix A-11
provided, however, that in determining the Debt of JPFDI, so long as the Sara
--------  -------
Lee Offset Agreement shall remain in full force and effect and shall be effective to permit the offset of principal and interest due under the Sara Lee Note against principal and interest due under PYA's Note (or to establish JPFDI's obligation in respect of the indebtedness evidenced by the Sara Lee Note from and after a prepayment in full of PYA's Note as the remaining principal balance of the Sara Lee Note after offset against amounts owing thereon of the principal of and accrued and unpaid interest to the date of prepayment on the PYA Note), the Debt evidenced by the Sara Lee Note shall be deemed equal to the net amounts for which JPFDI is obligated under the Sara Lee Offset Agreement.

  "Deed" shall mean a warranty deed regarding the Land and/or Improvements in form and substance satisfactory to the Agent.

  "Default" shall mean the occurrence of any default which upon notice or lapse of time, or both, would constitute an Event of Default.

  "Defaulting Holder" shall have the meaning given to such term in Section 12.4 of the Participation Agreement.

  "Defaulting Lender" shall have the meaning given to such term in Section 12.4 of the Participation Agreement.

  "Deficiency Balance" shall have the meaning given to such term in Section 22.1(b) of the Lease.

  "Disposed Assets" shall have the meaning assigned to such term in the definition of "Operating Cash Flow."

  "Disposed Subsidiary" shall have the meaning assigned to such term in the definition of "Operating Cash Flow."

  "Disposed Unit Adjustment" shall have the meaning assigned to such term in the definition of "Operating Cash Flow."

  "Disputes" shall have the meaning given to such term in Section 12.7(d) of the Participation Agreement.

  "Documents" shall have the meaning given to such term in Section 1 of the Security Agreement.

  "Dollars" and "$" shall mean lawful currency of the United States of America.

  "Election Date" shall have the meaning given to such term in Section 20.1 of the Lease.

  "Election Notice" shall have the meaning given to such term in Section 20.1 of the Lease.

                                 Appendix A-12

  "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including without limitation any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on any Closing Date.

  "Environmental Claims" shall mean any event, condition or circumstance that could prevent continued compliance in all material respects with the Environmental Permits or any scheduled renewals thereof, or any applicable Environmental Laws currently in effect, or that could give rise to any liability on the part of JPFDI, U.S. Foodservice, Inc. or any Restricted Subsidiary or otherwise form the basis of any claim, action, demand, request, notice, suit, proceeding, hearing, study or investigation involving JPFDI, U.S. Foodservice, Inc. or any of their Restricted Subsidiaries, based on or related to (i) a violation of any applicable Environmental Laws currently in effect or (ii) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance in violation of any applicable Environmental Laws currently in effect.

  "Environmental Law" shall mean any past, present or future Federal, state or local law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Substances into the environment, or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Substances.

  "Environmental Permits" shall mean, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to or in order to comply with any Environmental Law.

  "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

  "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Advances by the Construction Agent, the Lessee or the Lessor and all improvements and modifications thereto and replacements thereof, whether or not now owned or hereafter acquired or now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements, including but without limiting the generality of the foregoing, all equipment described in the Appraisal including without limitation all heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators,

                                 Appendix A-13
elevators, loading and unloading equipment and systems, cleaning systems (including without limitation window cleaning apparatus), telephones, communication systems (including without limitation satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

  "Equipment Schedule" shall mean (a) each Equipment Schedule attached to the applicable Requisition and (b) each Equipment Schedule attached to the applicable Lease Supplement.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

  "ERISA Affiliate" shall mean each entity required to be aggregated with any Credit Party pursuant to the requirements of Section 414(b) or (c) of the Code.

  "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed on eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

  "Eurodollar Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the Eurodollar Rate.

  "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

  "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to the per annum rate determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), reported on Telerate page 3750 as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period. In the event no such offered rates appear on Telerate page 3750, "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to the per annum rate determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), which appear on the Reuters Screen LIBO

                                 Appendix A-14

Page as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period (provided that if at least two (2) such offered rates
                         --------
appear on the Reuters Screen LIBO Page, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates). As used herein, "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("RMMRS"). In the event the RMMRS is not then quoting such
                        -----
offered rates, "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), the average (rounded upward to the nearest one-sixteenth (1/16) of one percent (1%)) per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding) as of two (2) Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Loan and/or Eurodollar Holder Advance. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate from another recognized service or interbank quotation, or by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

  "Event of Default" shall mean a Lease Event of Default, an Agency Agreement Event of Default or a Credit Agreement Event of Default.

  "Everett Facility" shall mean the facility owned by JPFDI on the date hereof in Everett, Massachusetts.

  "Excepted Payments" shall mean:

        (a) all indemnity payments (including without limitation indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Owner Trustee, any Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

        (b) any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse the Owner Trustee, any Holder or any of their respective Affiliates (including without limitation the reasonable expenses of the Owner Trustee, the Trust Company and the Holders incurred in connection with any such payment) for performing or complying with any of the obligations of any Credit Party under and as permitted by any Operative Agreement;

        (c) any amount payable to a Holder by any transferee of such interest of a Holder as the purchase price of such Holder's interest in the Trust Estate (or a portion thereof);

                                 Appendix A-15

        (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent or any Lender;

        (e) any insurance proceeds under policies maintained by the Owner Trustee or any Holder;

        (f) Transaction Expenses or other amounts, fees, disbursements or expenses paid or payable to or for the benefit of the Owner Trustee or any Holder;

        (g) all right, title and interest of any Holder or the Owner Trustee to any Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Security Documents and the Lease pursuant to the terms thereof;

        (h) upon termination of the Credit Agreement pursuant to the terms thereof, all remaining property covered by the Lease or Security Documents;

        (i) all payments in respect of the Holder Yield;

        (j) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (i) above; and

        (k) any rights of either the Owner Trustee or the Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the
                            --------
     right to terminate the Lease.

  "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

  "Exculpated Persons" shall mean the Borrower, the Holders, the Lessor, their officers, directors, shareholders and partners.

  "Exempt Payments" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

  "Expiration Date" shall mean the last day of the Term; provided, in no event
                                                         --------
shall the Expiration Date be later than the fifth annual anniversary of the Initial Closing Date, unless, subject to Section 2.2 of the Lease Agreement, such later date has been expressly agreed to in writing by each of the Lessor, the Lessee, the Agent, the Lenders and the Holders.

  "Facility Fee" shall mean, collectively, the Holder Facility Fee and the Lender Facility Fee.

                                 Appendix A-16

  "Facility Fee Payment Date" shall mean the last Business Day of each March, June, September and December.

  "Fair Market Sales Value" shall mean, with respect to any Property, the amount, which in any event, shall not be less than zero (0), that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, such Property. Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, such Property is in the condition and state of repair required under Section 10.1 of the Lease and each Credit Party is in compliance with the other requirements of the Operative Agreements.

  "Federal Funds Effective Rate" shall have the meaning given to such term in the definition of ABR.

  "Financing Party" shall mean the Lessor, the Owner Trustee, in its trust capacity, the Agent, the Holders and the Lenders.

  "Five Year Credit Agreement" shall mean that certain Five Year Credit Agreement dated as of December 23, 1997 among JPFDI, U.S. Foodservice, Inc. (formerly Rykoff-Sexton, Inc.), the lenders that are parties thereto form time to time and NationsBank, N.A., as Administrative Agent, NationsBanc Montgomery Securities LLC (formerly NationsBank Montgomery Securities, Inc.) and Chase Securities, Inc., as Co-Arrangers, The Chase Manhattan Bank, as Syndication Agent, and Bank of America, NT & SA, as Documentation Agent, as such may hereafter be amended, modified, supplemented, restated and/or replaced from time to time.

  "Fixtures" shall mean all fixtures relating to the Improvements, including without limitation all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

  "Force Majeure Event" shall mean any event beyond the control of the Construction Agent, including without limitation strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, governmental activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the acts or omissions of the Construction Agent or the Construction Agent's financial condition.

  "Form 1001" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

  "Form 4224" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

  "GAAP" shall mean generally accepted accounting principles as from time to time set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such

                                 Appendix A-17
opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession in the United States of America.

  "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property.

  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

  "Ground Lease" shall mean a ground lease (in form and substance reasonably satisfactory to the Agent) respecting any Property (a) owned by any Credit Party (or a parent corporation or any Subsidiary of any Credit Party) and leased to the Lessor where such lease has at least a ninety-nine (99) year term and payments set at no more than $1.00 per year, or (b) where such lease is subject to such other terms and conditions as are reasonably satisfactory to the Agent.

  "Guarantors" shall mean the various parties to the Participation Agreement from time to time, as guarantors of the Construction Agent and the Lessee with respect to the Operative Agreements and the Properties.

  "Guaranty" shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise in any manner directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to (a) purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or (b) maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or (c) make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. For purposes of all computations made under the Operative Agreements, the amount of any Guaranty shall be equal to the amount of the obligation guaranteed or, if not stated or determined, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                                 Appendix A-18

  "Hard Costs" shall mean all costs and expenses payable for supplies, materials, labor and profit with respect to the Improvements under any Construction Contract.

  "Hazardous Substance" shall mean and include those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. (S) 9601 et seq.), as amended
                                                           -- ---
by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. (S) 99-499 100 Stat. 1613), the Resource Conversation and Recovery Act of 1976 (42 U.S.C. (S) 6901 et seq.) and the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801
     -- ---
et seq.) and in the regulations promulgated pursuant to said laws, all as
-- ---
amended; and in any event shall include medical wastes, infectious wastes, asbestos, paint containing lead, and urea formaldehyde.

  "Hedging Agreement" shall mean any agreement entered into by a Person for protection against future fluctuations in interest rates, foreign exchange rates, commodities prices, or the like (including, but not limited to, interest rate and/or currency swap arrangements, interest rate, currency and/or commodities future or option contracts, and other similar agreements) and which creates a contingent obligation of such Person to make any payments (other than payments in respect of any fee or charge for contracting to provide the protection provided by such agreement) to the holder(s) thereof or counterparty(ies) thereunder upon the culmination or termination of such agreement or otherwise.

  "Holder Advance" shall mean any advance made by any Holder to the Owner Trustee pursuant to the terms of the Trust Agreement or the Participation Agreement.

  "Holder Amount" shall mean as of any date, the aggregate amount of Holder Advances made by each Holder to the Trust Estate pursuant to Section 2 of the Participation Agreement and Section 3.1 of the Trust Agreement less any payments of any Holder Advances received by the Holders pursuant to Section 3.4 of the Trust Agreement.

  "Holder Commitments" shall mean $1,800,000, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, if there shall be more than one (1) Holder, the Holder
            --------
Commitment of each Holder shall be as set forth in Schedule I to the Trust
                                                   ----------
Agreement as such Schedule I may be amended and replaced from time to time.
                  ----------

  "Holder Construction Property Cost" shall mean, with respect to each Construction Period Property, at any date of determination, an amount equal to the outstanding Holder Advances made with respect thereto under the Trust Agreement.

"Holder Facility Fee" shall have the meaning given to such term in Section 7.4 of the Participation Agreement.

  "Holder Overdue Rate" shall mean the lesser of (a) the then current rate of Holder Yield respecting the particular amount in question plus two percent (2%) and (b) the highest rate permitted by applicable law.


                                 Appendix A-19

  "Holder Property Cost" shall mean with respect to a Property an amount equal to the outstanding Holder Advances with respect thereto.

  "Holder Yield" shall mean with respect to Holder Advances from time to time either the Eurodollar Rate plus the Applicable Percentage or the ABR as elected by the Owner Trustee from time to time with respect to such Holder Advances in accordance with the terms of the Trust Agreement; provided, however, (a) upon
                                                  --------  -------
delivery of the notice described in Section 3.7(c) of the Trust Agreement, the outstanding Holder Advances of each Holder shall bear a yield at the ABR applicable from time to time from and after the dates and during the periods specified in Section 3.7(c) of the Trust Agreement, and (b) upon the delivery by a Holder of the notice described in Section 11.3(f) of the Participation Agreement, the Holder Advances of such Holder shall bear a yield at the ABR applicable from time to time after the dates and during the periods specified in
Section 11.3(f) of the Participation Agreement.

  "Holders" shall mean First Union National Bank and shall include the other banks and financial institutions which may be from time to time holders of Certificates in connection with the USF Real Estate Trust 1998-1.

  "Impositions" shall mean any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") including but not limited
                                               -----
to (i) real and personal property taxes, including without limitation personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) excise taxes;
(iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) assessments on any Property, including without limitation all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) taxes, Liens, assessments or charges asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, sale, transfer of title, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes, other indebtedness with respect to any Property, or the Certificates, or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof;
(g) any contract (including the Agency Agreement) relating to the construction, acquisition or delivery of

                                 Appendix A-20
the Improvements or any part thereof or interest therein; (h) the issuance of the Notes or the Certificates; (i) the Owner Trustee, the Trust or the Trust Estate; or (j) otherwise in connection with the transactions contemplated by the Operative Agreements.

  "Improvements" shall mean, with respect to the construction, renovations and/or Modifications on any Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased or otherwise acquired using the proceeds of the Loans or the Holder Advances or which is subject to a Ground Lease, together with any and all appurtenances to such buildings, structures or improvements, including without limitation sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Property Closing Date as such Improvements may be referenced on the applicable Requisition and (b) any Improvements made subsequent to such Property Closing Date.

  "Incorporated Covenants" shall have the meaning given to such term in Section
28.1 of the Lease.

  "Incorporated Representations and Warranties" shall have the meaning given to such term in Section 28.1 of the Lease.

  "Indemnified Person" shall mean the Lessor, the Owner Trustee, in its individual and its trust capacity, the Trust, the Trust Company, the Agent, the Holders, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

  "Indemnity Provider" shall mean, respecting each Property, the Lessee.

  "Initial Closing Date" shall mean __________, 1998.

  "Initial Construction Advance" shall mean any initial Advance to pay for: (a) Property Costs for construction of any Improvements; and (b) the Property Costs of restoring or repairing any Property which is required to be restored or repaired in accordance with Section 15.1(e) of the Lease.

  "Instruments" shall have the meaning given to such term in Section 1 of the Security Agreement.

  "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee.

  "Interest Expense" shall mean, as applied to any Person, for any period, the sum of the following amounts for such Person: (a) the aggregate amount of all interest accrued (whether or not actually paid) during such period on Debt (including, without limitation, (i) imputed interest

                                 Appendix A-21
on Capital Lease Obligations and (ii) all imputed interest, whether in the form of "yield", "discount" or other similar item, that accrues in respect of the Permitted Receivables Financing Amount of any Permitted Receivables Financing entered into by such Person (or by any Subsidiary of such Person or any other Person "controlled" (as such term is defined in the Securities Act) by such Person), together with any fees payable thereunder, plus (b) amortization of
                                                    ----
debt discount and expense during such period (excluding deferred financing amortization), plus (c) all fees and commissions payable in connection with any
               ----
letters of credit during such period. Unless otherwise specified, any reference to Interest Expense for any period is intended as a reference to the sum for such period of said amounts for U.S. Foodservice, Inc., JPFDI and their Restricted Subsidiaries on a consolidated basis in accordance with GAAP after eliminating all amounts properly attributable to outside minority interests in Restricted Subsidiaries.

  "Interest Period" shall mean (a) during the Commitment Period and thereafter as to any Eurodollar Loan or Eurodollar Holder Advance (i) with respect to the initial Interest Period, the period beginning on the date of the first Eurodollar Loan and Eurodollar Holder Advance and ending one (1) month, two (2) months, three (3) months or six (6) months thereafter, as selected by the Lessor (in the case of a Eurodollar Loan) or the Owner Trustee (in the case of a Eurodollar Holder Advance) in its applicable notice given with respect thereto and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance and ending one (1) month, two (2) months, three (3) months or six
(6) months thereafter, as selected by the Lessor by irrevocable notice to the Agent (in the case of a Eurodollar Loan) or by the Owner Trustee (in the case of a Eurodollar Holder Advance) in each case not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided, however, that all of the foregoing provisions relating to Interest
--------  -------
Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that with respect to any Eurodollar Loan or Eurodollar Holder Advance, where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date or the Expiration Date, as the case may be, and (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall, subject to clause (A) above, end on the last Business Day of such calendar month.

  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

  "JPFDI" means JP Foodservice Distributors, Inc., a Delaware corporation.

  "Joinder Agreement" shall mean a joinder agreement, in the form of EXHIBIT J
                                                                     ---------
to the Participation Agreement, executed from time to time between a Restricted Subsidiary and the Agent.

  "Land" shall mean a parcel of real property described on (a) the Requisition issued by the Construction Agent on the Property Closing Date relating to such parcel and (b) the schedules to

                                Appendix A-22
each applicable Lease Supplement executed and delivered in accordance with the requirements of Section 2.4 of the Lease.

  "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

  "Lease" or "Lease Agreement" shall mean the Lease Agreement dated on or about the Initial Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto.

  "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

  "Lease Event of Default" shall have the meaning specified in Section 17.1 of the Lease.

  "Lease Supplement" shall mean each Lease Supplement substantially in the form of Exhibit A to the Lease, together with all attachments and schedules thereto.
   ---------

  "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Owner Trustee, any Holder, the Lessor, any Credit Party, the Agent, any Lender or any Property, Land, Improvement, Equipment or the taxation, demolition, construction, use or alteration of such Improvements, whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including without limitation all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. (S) 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to any Credit Party affecting any Property or the Appurtenant Rights.

  "Lender Commitments" shall mean $58,200,000, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, if there shall be more than one (1) Lender, the Lender
            --------
Commitment of each Lender shall be as set forth in Schedule 1.1 to the Credit
                                                   ------------
Agreement as such Schedule 1.1 may be amended and replaced from time to time.
                  ------------

  "Lender Facility Fee" shall have the meaning given to such term in Section 7.4 of the Participation Agreement.

  "Lender Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.


                                 Appendix A-23

  "Lenders" shall mean First Union National Bank and shall include the other banks and financial institutions which may be from time to time party to the Participation Agreement and the Credit Agreement.

  "Lessee" shall have the meaning set forth in the Lease.

  "Lessee Credit Agreement" shall mean that certain 364-Day Credit Agreement dated as of December 23, 1997 among JPFDI, U.S. Foodservice, Inc. (formerly Rykoff-Sexton, Inc.), the lenders that are parties thereto from time to time and NationsBank, N.A., as Administrative Agent, NationsBanc Montgomery Securities LLC (formerly NationsBank Montgomery Securities, Inc.) and Chase Securities, Inc., as Co-Arrangers, The Chase Manhattan Bank, as Syndication Agent, and Bank of America, NT & SA, as Documentation Agent, as such may hereafter be amended, modified, supplemented, restated and/or replaced from time to time.

  "Lessee Credit Agreement Event of Default" shall mean an Event of Default as defined in Section 10.01 of the Lessee Credit Agreement (other than an Event of Default resulting from the failure to comply with the second sentence of Section
8.19 of the Lessee Credit Agreement or of the Five Year Credit Agreement).

  "Lessor" shall mean the Owner Trustee, not in its individual capacity, but as the Lessor under the Lease.

  "Lessor Basic Rent" shall mean the scheduled Holder Yield due on the Holder Advances on any Scheduled Interest Payment Date pursuant to the Trust Agreement (but not including interest on (a) any such scheduled Holder Yield due on the Holder Advances prior to the Rent Commencement Date with respect to the Property to which such Holder Advances relate or (b) overdue amounts under the Trust Agreement or otherwise).

  "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

  "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or the Trust Company, in its individual capacity, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or the Trust Company, in its individual capacity, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor or the Trust Company, in its individual capacity, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor or the Trust Company, in its individual capacity, pursuant to Section 11 of the Participation Agreement or
(d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of any Properties by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement, the Security Agreement or


                                Appendix A-24
the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

  "Lien" shall mean, as to any Person, any mortgage, lien (statutory or other), pledge, assignment, hypothecation, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement or Capital Lease with respect to, any property or asset of such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement which names such Person as debtor.

  "Limited Recourse Amount" shall mean with respect to all the Properties on an aggregate basis, an amount equal to the sum of the Termination Values with respect to all the Properties on an aggregate basis on each Payment Date, less the Maximum Residual Guarantee Amount as of such date with respect to all the Properties on an aggregate basis.

  "Loan Basic Rent" shall mean the scheduled interest due on the Loans on any Scheduled Interest Payment Date pursuant to the Credit Agreement (but not including interest on (a) any such Loan due prior to the Rent Commencement Date with respect to the Property to which such Loan relates or (b) any overdue amounts under Section 2.8(c) of the Credit Agreement or otherwise).

  "Loan Property Cost" shall mean, with respect to each Property at any date of determination, an amount equal to (a) the aggregate principal amount of all Loans (including without limitation all Acquisition Loans and Construction Loans) made on or prior to such date with respect to such Property minus (b) the
                                                                   -----
aggregate amount of prepayments or repayments as the case may be of the Loans allocated to reduce the Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

  "Loans" shall mean the loans extended pursuant to the Credit Agreement and shall include both the Tranche A Loans and the Tranche B Loans.

  "Majority Holders" shall mean at any time, Holders whose Holder Advances outstanding represent at least fifty-one percent (51%) of (a) the aggregate Holder Advances outstanding or (b) to the extent there are no Holder Advances outstanding, the aggregate Holder Commitments.

  "Majority Lenders" shall mean at any time, Lenders whose Loans outstanding represent at least fifty-one percent (51%) of (a) the aggregate Loans outstanding or (b) to the extent there are no Loans outstanding, the aggregate of the Lender Commitments.

  "Majority Secured Parties" shall mean at any time, Lenders and Holders whose Loans and Holder Advances outstanding represent at least fifty-one percent (51%) of (a) the aggregate Advances outstanding or (b) to the extent there are no Advances outstanding, the sum of the aggregate Holder Commitments plus the aggregate Lender Commitments.


                                 Appendix A-25

  "Margin Certificate" shall have the meaning given to such term in Section 8.3(l) of the Participation Agreement.

  "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.

  "Material Adverse Effect" shall, mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Credit Parties (on a consolidated basis), (b) the ability of any Credit Party to perform its respective obligations under any Operative Agreement to which it is a party, (c) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent, the Lenders, the Holders, or the Lessor thereunder, (d) the validity, priority or enforceability of any Lien on any Property created by any of the Operative Agreements, or (e) the value, utility or useful life of any Property or the use, or ability of the Lessee to use, any Property for the purpose for which it was intended.

  "Maturity Date" shall mean the Expiration Date.

  "Maximum Residual Guarantee Amount" shall mean an amount equal to the product of the aggregate Property Cost for all of Properties times eighty-five percent (85%).

  "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of June 30, 1997, as amended as of September 3, 1997 and November 5, 1997, together with all exhibits and schedules thereto, by and among U.S. Foodservice, Hudson Acquisition Corp., a wholly owned subsidiary of U.S. Foodservice and U.S. Foodservice, Inc. (formerly Rykoff-Sexton, Inc.)

  "Merger Transaction" shall mean the transaction in which, among other things,
(i) U.S. Foodservice, Inc. (formerly Rykoff-Sexton, Inc.) was merged with and into Hudson Acquisition Corp., a wholly owned subsidiary of U.S. Foodservice, and (ii) each issued and outstanding share of common stock of U.S. Foodservice, Inc. (formerly Rykoff-Sexton, Inc.), other than shares, if any, owned by U.S. Foodservice, Inc. (formerly Rykoff-Sexton, Inc.), U.S. Foodservice or Hudson Acquisition Corp., were converted into the right to receive 0.775 of a share of common stock of U.S. Foodservice, all upon the terms and conditions set forth in the Merger Agreement.

  "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

  "Mortgage Instrument" shall mean any mortgage, deed of trust or any other instrument executed by the Owner Trustee and the Lessee (or regarding any Property subject to a Ground Lease, the applicable Affiliate of the Lessee) in favor of the Agent (for the benefit of the Lenders and the Holders) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Agent.

  "Multiemployer Plan" shall mean a plan described as such in Section 3(37) of ERISA to which any Credit Party or any of its Subsidiaries or ERISA Affiliates is making or incurring an obligation to make, or has made or incurred an obligation to make, contributions.


                                 Appendix A-26

  "Multiple Employer Plan" shall mean a plan to which any Credit Party or any ERISA Affiliate, and at least one (1) employer other than a Credit Party or an ERISA Affiliate, is making or accruing an obligation to make contributions or has made or accrued an obligation to make contributions.

  "Net Receivables" shall mean, on any day, in respect of any Permitted Receivables Financing, the outstanding balance of accounts receivable sold, transferred, pledged or otherwise subject to Liens, in each case, to or in favor of a Receivables Financier in connection with such Permitted Receivables Financing, excluding any accounts receivable not included in the calculation of the Receivables Financier's percentage interest in the Transferred Assets (it being understood that only the percentage interest shall be included in this calculation) or borrowing base (such excluded accounts receivable may include, without limiting the foregoing in any manner, any such accounts receivable (x) not meeting the eligibility criteria under such Permitted Receivables Financing,
(y) exceeding the applicable concentration limits set forth for such Permitted Receivables Financing, or (z) which are or become defaulted, delinquent, charged-off or otherwise cease to be creditworthy as set forth in, and as determined in accordance with, such Permitted Receivables Financing).

  "New Facility" shall have the meaning given to such term in Section 28.1 of the Lease.

  "Notes" shall mean those notes issued to the Lenders pursuant to the Credit Agreement and shall include both the Tranche A Notes and the Tranche B Notes.

  "Obligations" shall have the meaning given to such term in Section 1 of the Security Agreement.

  "Officer's Certificate" with respect to any person shall mean a certificate executed on behalf of such person by a Responsible Officer who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer's Certificate.

  "Officer's Compliance Certificate" shall have the meaning given to such term in Section 8.3(l) of the Participation Agreement.

  "Operating Cash Flow" shall mean, for any period, (a) the net income (or deficit) of U.S. Foodservice, Inc., JPFDI and their Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP after eliminating all non-cash or nonrecurring items (whether cash or non-cash and whether or not deemed extraordinary in accordance with GAAP) for such period; plus (b) the sum
                                                               ----
of the following amounts, in each case to the extent deducted in arriving at such amount determined in accordance with the foregoing subdivision (a):

          (i)    Interest Expense,

          (ii) provisions for taxes imposed on or measured by income or excess profits, and


                                 Appendix A-27

          (iii)  provisions for depreciation and amortization,

plus (c) the sum (without duplication) of the following items to the extent not
----
included in the amounts determined pursuant to subdivisions (a) and (b) above (such sum being herein called the "Acquired Unit Adjustment"):
                                   ------------------------

          (i) the net income (or net deficit) for such period of each Person which shall have become a Restricted Subsidiary during such period (an "Acquired Subsidiary") after eliminating all non-cash or nonrecurring items
     --------------------
     (whether cash or non-cash and whether or not deemed extraordinary in accordance with GAAP),

          (ii) the net income (or net deficit) derived during such period from any operating assets acquired by U.S. Foodservice, Inc., JPFDI or a Restricted Subsidiary during such period ("Acquired Assets"), and
                                                ---------------

          (iii) the sum (without duplication) of the following items to the extent deducted in determining net income of any Acquired Subsidiary or derived from any Acquired Assets for such period: (A) Interest Expense of such Acquired Subsidiary or associated with such Acquired Assets, (B) provisions for taxes imposed on or measured by income or excess profits of such Acquired Subsidiary or associated with such Acquired Assets, and (C) provisions for depreciation and amortization of such Acquired Subsidiary or associated with such Acquired Assets;

minus (d) the sum of the following items to the extent included in the amounts
-----
determined pursuant to subdivisions (a), (b) and (c) above (such sum being herein called the "Disposed Unit Adjustment"):
                   ------------------------

          (i) the net income (or net deficit) for such period of each Person which shall have ceased to be a Restricted Subsidiary during such period (a "Disposed Subsidiary") after eliminating all non-cash or nonrecurring items
      -------------------
     (whether cash or non-cash and whether or not deemed extraordinary in accordance with GAAP),

          (ii) the net income (or net deficit) derived during such period from any assets which were sold or otherwise disposed of by U.S. Foodservice, Inc., JPFDI or a Restricted Subsidiary during such period ("Disposed
                                                                 --------
     Assets"), and

          (iii) the sum (without duplication) of the following items to the extent deducted in determining net income of any Disposed Subsidiary or derived from any Disposed Assets for such period: (A) Interest Expense of such Disposed Subsidiary or associated with such Disposed Assets, (B) provisions for taxes imposed on or measured by income or excess profits of such Disposed Subsidiary or associated with such Disposed Assets for such period, and (C) provisions for depreciation and amortization of such Disposed Subsidiary or associated with such Disposed Assets;

provided, however, that (1) for purposes of determining Operating Cash Flow for
--------  -------
any period, the Acquired Unit Adjustment and the Disposed Unit Adjustment shall be determined by JPFDI in


                                 Appendix A-28
accordance with sound financial practice (and on the basis, to the extent available, of appropriate financial statements and tax returns for such period) and shall be set forth in a certificate of the principal financial officer of JPFDI accompanied by calculations in reasonable detail showing the manner of determination thereof, which certificate shall be furnished to the Agent, each of the Lenders and each of the Holders not later than the certificate required to be furnished by JPFDI in respect of such period pursuant to Section 8.3(l) of the Participation Agreement, and (2) no amount shall in any event be includable in Operating Cash Flow pursuant to subdivision (c) of this definition for any period in respect of any Acquired Unit Adjustment unless the amount and calculation thereof, as set forth in the certificate for such period required by the foregoing clause (1), shall be reasonably acceptable to the Majority Secured Parties; and provided further, however, that in determining the net income (or
             -------- -------  -------
deficit) of U.S. Foodservice, Inc., JPFDI and their Restricted Subsidiaries pursuant to the foregoing subdivision (a) for any period during which JPFDI shall have sold or otherwise disposed of the Everett Facility, losses from such sale or other disposition shall be disregarded to the extent the aggregate amount of all such losses (computed without regard to Closing Date Intangibles attributable to such facility) does not exceed $3,300,000 on an after tax basis.

  "Operative Agreements" shall mean the following: the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease, the Lease Supplements (and memoranda of the Lease and each Lease Supplement in a form reasonably acceptable to the Agent), the Joinder Agreements, the Security Agreement, the Mortgage Instruments, the other Security Documents, the Ground Leases, the Deeds and the Bills of Sale and any and all other agreements, documents and instruments executed in connection with any of the foregoing.

  "Original Executed Counterpart" shall have the meaning given to such term in
Section 5 of EXHIBIT A to the Lease.
             ---------

  "Overdue Interest" shall mean any interest payable pursuant to Section 2.8(b) of the Credit Agreement.

  "Overdue Rate" shall mean (a) with respect to the Loan Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in Section 2.8(b) of the Credit Agreement, (b) with respect to the Lessor Basic Rent, the Holder Yield and any other amount owed under or with respect to the Trust Agreement, the Holder Overdue Rate, and
(c) with respect to any other amount, a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the ABR).

  "Owner Trustee," "Borrower" or "Lessor" shall mean First Security Bank, National Association, not individually, except as expressly stated in the various Operative Agreements, but solely as the Owner Trustee under the USF Real Estate Trust 1998-1, and any successor, replacement and/or additional Owner Trustee expressly permitted under the Operative Agreements.


                                 Appendix A-29

  "Participant" shall have the meaning given to such term in Section 9.7 of the Credit Agreement.

  "Participation Agreement" shall mean the Participation Agreement dated on or about the Initial Closing Date, among the Lessee, the Guarantors, the Owner Trustee, not in its individual capacity except as expressly stated therein, the Holders, the Lenders and the Agent.

  "Payment Date" shall mean any Scheduled Interest Payment Date and any date on which interest or Holder Yield in connection with a prepayment of principal on the Loans or of the Holder Advances is due under the Credit Agreement or the Trust Agreement.

  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

  "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer
Plan), and to which any Credit Party or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

  "Permitted Facility" shall mean a warehouse, office building or other property of the type and size customarily used and operated by the Lessee, or which the Lessee intends to use in its ordinary course of business.

  "Permitted Liens" shall mean:

        (a) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

        (b) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;

        (c) Liens (other than Liens created or imposed under ERISA) for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13.1 of the Lease;

        (d) statutory Liens of materialmen, mechanics, carriers, warehousemen and other similar Persons relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not yet due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

                                 Appendix A-30

        (e) Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

        (f) any attachment, judgment or other similar Lien arising in connection with court proceedings, so long as (i) the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings diligently conducted and effective to prevent the forfeiture or sale of any property of U.S. Foodservice, Inc., JPFDI or any Restricted Subsidiary or any interference with the ordinary use thereof by U.S. Foodservice, Inc., JPFDI or any Restricted Subsidiary, and (ii) such reserve or other appropriate provision, if any, in the amount and of the type as shall be required by GAAP shall be maintained therefor; and

        (g) Liens in favor of municipalities to the extent agreed to by the Lessor.

  "Permitted Receivables Financing" shall mean any transaction involving one or more sales, contributions or other conveyances by U.S. Foodservice, Inc., JPFDI and/or any Restricted Subsidiary of any accounts receivable (together with certain related property relating thereto and the right to collections thereon, being the "Transferred Assets") to a Subsidiary (including a Subsidiary which is
           ------------------
a Restricted Subsidiary) or Affiliate of U.S. Foodservice, Inc. or JPFDI (with respect to any such transaction, the "Receivables Financing SPC"), which
                                      -------------------------
Receivables Financing SPC then either (x) sells (as determined in accordance with GAAP) such Transferred Assets (or undivided interests therein) to any Person that is not a Subsidiary or Affiliate of U.S. Foodservice, Inc. or JPFDI (with respect to any such transaction, the "Receivables Financier"), (y) borrows
                                            ---------------------
from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets and/or (z) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to the Receivables Financier, provided that (i) such
                                                 --------
receivables financing shall not involve any recourse to U.S. Foodservice, Inc., JPFDI or any Restricted Subsidiary (other than the Receivables Financing SPC) for any reason other than (A) repurchases of non-eligible receivables, (B) indemnifications for losses (including any adjustments for dilutions), other than credit losses related to the receivables transferred in such financing, and
(C) payment of costs, fees, expenses and indemnities relating to such receivables financing, (ii) such receivables financing shall not include any Guaranty by U.S. Foodservice Inc., JPFDI or any Restricted Subsidiary, it being understood that payment by U.S. Foodservice, Inc., JPFDI or any Restricted Subsidiary of any amount of the type described in the immediately preceding clause (i) which is owing by it to the Receivables Financing SPC shall not be deemed to be a Guaranty notwithstanding that an identical amount may be owing by the Receivables Financing SPC to the Receivables Financier, (iii) the Agent shall be reasonably satisfied with the structure of and documentation for any such transaction and the terms of such transaction, including any applicable discount at which receivables are sold to the Receivables Financier and any termination events, shall be (in the good faith understanding of the Agent) consistent with those prevailing in the market for similar transactions involving receivables and originators of similar credit quality and a receivables pool


                                Appendix A-31
of similar characteristics or shall otherwise be reasonably acceptable to the Agent, and (iv) the documentation for such transaction shall not be amended or modified, to permit the acquisition of interests in the Transferred Assets by the Receivables Financier in excess of the Permitted Receivables Financing Over-Collateralization Amount, to change or modify any provision of any Subordinated Intercompany Revolving Note or any provision of any agreement relating to the calculation of any amount due or to become due in respect thereof, or in any other manner which, in the reasonable judgment of the Agent, is materially inconsistent with the terms and provisions hereof (and/or any other amendment which deals with the requirements for a Permitted Receivables Financing) (other than, in each case, for the requirement that any such amendment or modification (or any of the relevant documents affected thereby) satisfy the requirements set forth in the immediately preceding clause (iii)) without the prior written approval of the Agent (which approval shall not be unreasonably withheld). Each of the Pre-Existing Receivables Financings constitutes a Permitted Receivables Financing.

  "Permitted Receivables Financing Amount" shall mean at any time with respect to any Permitted Receivables Financing, the aggregate balance of all cash received by the Receivables Financing SPC from the Receivables Financier in respect of purchase proceeds or principal under such financing minus the aggregate amount of all payments received by the Receivables Financier and applied to the repayments of such amounts; it being understood and agreed that any amounts previously applied as aforesaid which are subsequently required to be repaid, disgorged or otherwise returned by the Receivables Financier shall be deemed to have never been received and applied by the Receivables Financier.

  "Permitted Receivables Financing Over-Collateralization Amount" shall mean, with respect to any Permitted Receivables Financing, the excess from time to time of (x) the outstanding face amount of the Net Receivables subject to the Receivables Financier's interest in connection with such financing (it being understood that if such interest is a percentage interest only that percentage of such Net Receivables shall be included in this calculation) over (y) the Permitted Receivables Financing Amount of such Permitted Receivables Financing.

  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

  "Plans and Specifications" shall mean, with respect to Improvements, the plans and specifications for such Improvements to be constructed or already existing, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Operative Agreements.

  "Predominantly Owned Restricted Subsidiary" shall mean any Restricted Subsidiary at least 80% of all of the equity interests of each class of which and at least 80% of the voting interests of which shall at the time be owned by JPFDI or U.S. Foodservice, Inc. either directly or through one or more other Predominantly Owned Restricted Subsidiaries.

  "Pre-Existing Receivables Financings" shall mean the transactions provided for in the Receivables Purchase Agreement dated as of May 30, 1996 among JPFDI, Illinois Fruit &


                                Appendix A-32

Produce Corp., Sky Bros., Inc., JPFD Funding Company and U.S. Foodservice (formerly JP Foodservice, Inc.) and the Transfer and Administration Agreement dated as of May 30, 1996 among Enterprise Funding Corporation, JPFD Funding Company, JPFDI, NationsBank, N.A. and certain other financial institution investors, and the transactions contemplated in the Rykoff-Sexton Receivables Master Trust Pooling Agreement dated as of November 15, 1996 (the "Rykoff-Sexton
                                                                   -------------
Pooling Agreement") among RF Funding, Inc., U.S.F. Distributors, Inc. (formerly
-----------------
US Foodservice, Inc.) and The Chase Manhattan Bank, as supplemented by the Series 1996-1 Supplement thereto dated as of November 15, 1996, including all fundings, financings, facilities and purchases of accounts receivable outstanding under such agreements as of the Initial Closing Date and any subsequent increases or extensions of such fundings, financings, facilities or purchases (including, in the case of the Rykoff-Sexton Pooling Agreement, the issuance of additional certificates).

  "Prime Lending Rate" shall have the meaning given to such term in the definition of ABR.

  "Property" shall mean, with respect to each Permitted Facility that is (or is to be) acquired, constructed and/or renovated pursuant to the terms of the Operative Agreements, the Land and each item of Equipment and the various Improvements, in each case located on such Land, including without limitation each Construction Period Property, each Property subject to a Ground Lease and each Property for which the Term has commenced.

  "Property Acquisition Cost" shall mean the cost to the Lessor to purchase a Property on a Property Closing Date.

  "Property Closing Date" shall mean the date on which the Lessor purchases a Property or, with respect to the first Advance, the date on which the Lessor seeks reimbursement for Property previously purchased by the Lessor.

  "Property Cost" shall mean with respect to a Property the aggregate amount (and/or the various items and occurrences giving rise to such amounts) of the Loan Property Cost plus the Holder Property Cost for such Property (as such amounts shall be increased equally among all Properties respecting the Holder Advances and the Loans extended from time to time to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) of the Participation Agreement).

  "Purchase Option" shall have the meaning given to such term in Section 20.1 of the Lease.

  "Purchasing Lender" shall have the meaning given to such term in Section 9.8(a) of the Credit Agreement.

  "PYA" shall mean PYA/Monarch, Inc., a Delaware corporation.

  "PYA's Note" shall mean that certain promissory note of PYA, dated March 10, 1989, in the original principal amount of $110,000,000, and payable to JPFDI, which bears interest at


                                Appendix A-33
rates between 10.35% and 10.8% per annum, as such note shall be in effect on the Initial Closing Date.

  "Receivables Financier" shall have the meaning assigned to such term in the definition of "Permitted Receivables Financing" set forth in this Appendix A.
                                                                  ----------

  "Receivables Financing SPC" shall have the meaning assigned to such term in the definition of "Permitted Receivables Financing" set forth in this Appendix
                                                                      --------
A.
-
  "Register" shall have the meaning given to such term in Section 9.9(a) of the Credit Agreement.

  "Regulation D" shall mean Regulation D of the Board, as the same may be modified and supplemented and in effect from time to time.

  "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

  "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

  "Rent Commencement Date" shall mean, regarding each Property, the Completion Date.

  "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

  "Requested Funds" shall mean any funds requested by the Lessee or the Construction Agent, as applicable, in accordance with Section 5 of the Participation Agreement.

  "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.

  "Responsible Officer" shall mean any officer of JPFDI who shall be permitted to sign an Officers' Certificate (as provided in the definition of that term set forth in this Section) and any other officer of JPFDI who shall at any time hereafter perform substantially the same duties as are performed on the date hereof by and any such officer permitted to sign an Officers' Certificate, except that when used with respect to the Trust Company or the Owner Trustee, "Responsible Officer" shall also include the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trust Company or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.


                                 Appendix A-34

  "Restricted Subsidiary" shall mean each Subsidiary existing on the date hereof which is not designated as an Unrestricted Subsidiary on EXHIBIT N to the
                                                         ---------
Participation Agreement, each other Subsidiary which is not hereafter designated by the Board of Directors as an Unrestricted Subsidiary, and each Unrestricted Subsidiary which is hereafter designated by the Board of Directors as a Restricted Subsidiary; provided, however, that (a) any Restricted Subsidiary may
                       --------  -------
be redesignated an Unrestricted Subsidiary as and to the extent provided in the definition of "Unrestricted Subsidiary" set forth in this Appendix A; (b) any
                                                          ----------
Subsidiary which shall be an Unrestricted Subsidiary at the commencement of any period of 30 consecutive months and which shall have been redesignated a Restricted Subsidiary during such period may, following such redesignation, be further redesignated an Unrestricted Subsidiary during such period but may not, following such further redesignation, again be redesignated a Restricted Subsidiary during such period; and (c) notwithstanding any provision hereof to the contrary, no Person which hereafter becomes a Subsidiary may be designated a Restricted Subsidiary and no Subsidiary which is designated an Unrestricted Subsidiary may be redesignated a Restricted Subsidiary unless:

               (i) immediately after giving effect to such designation or redesignation, no Default or Event of Default shall have occurred and be continuing,

               (ii) in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, no property or assets of such Subsidiary shall at the time of such redesignation be subject to any Liens which would not have been permitted to be created by such Subsidiary pursuant to the terms of the Incorporated Covenants, and

               (iii)  such Subsidiary shall have become, in compliance with
     Section 5.8 of the Participation Agreement, a Guarantor under and within the meaning of the Participation Agreement.

  "RSI" shall mean, prior to the effective time of the Merger Transaction, Rykoff-Sexton, Inc., a Delaware corporation incorporated in 1961, and from and after the effective time of the Merger Transaction, the successor to such corporation in the Merger Transaction whose corporate name has changed to Rykoff-Sexton, Inc. in connection with consummation of the Merger Transaction, and subsequently has changed to U.S. Foodservice, Inc.

  "Sale Date" shall have the meaning given to such term in Section 20.3(a) of the Lease.

  "Sale Notice" shall mean a notice given to the Lessor in connection with the election by the Lessee of its Sale Option.

  "Sale Option" shall have the meaning given to such term in Section 20.1 of the Lease.

  "Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease are less than the Limited Recourse Amount with respect to the Properties if it has been determined that the Fair Market Sales Value of the Properties at the expiration of the term of the Lease has been impaired by greater than ordinary wear and tear during the Term of the Lease.


                                 Appendix A-35

  "Sara Lee" shall mean Sara Lee Corporation, a Maryland corporation.

  "Sara Lee Note" shall mean that certain promissory note of JPFDI, dated August 19, 1989, issued in the original principal amount of $112,000,000 and payable to PYA, which bears interest at the rate of 11% per annum, as such note shall be in effect on the Initial Closing Date.

  "Sara Lee Offset Agreement" shall mean the Amended and Restated Note Offset Agreement, dated as of July 3, 1989, by and between PYA and JPFDI, providing, among other things, for the settlement of maturities of principal and accrued interest under the Sara Lee Note, on the one hand, and under PYA's Note, on the other hand, by offsetting the respective amounts due thereunder.

  "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Loan or Eurodollar Holder Advance, the last day of the Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance, (b) as to any ABR Loan or any ABR Holder Advance, the fifteenth day of each month and (c) as to all Loans and Holder Advances, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Maturity Date or the Expiration Date, as the case may be.

  "Secured Parties" shall have the meaning given to such term in the Security Agreement.

  "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

  "Security Agreement" shall mean the Security Agreement dated on or about the Initial Closing Date between the Lessor and the Agent, for the benefit of the Secured Parties.

  "Security Documents" shall mean the collective reference to the Security Agreement, the Mortgage Instruments (to the extent the Lease is construed as a security instrument), the Lease and all other security documents hereafter delivered to the Agent granting a lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Credit Agreement and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

  "Soft Costs" shall mean all costs which are ordinarily and reasonably incurred in relation to the acquisition, development, installation, construction, improvement and testing of the Properties other than Hard Costs, including without limitation structuring fees, administrative fees, legal fees, upfront fees, fees and expenses related to appraisals, title examinations, title insurance, document recordation, surveys, environmental site assessments, geotechnical soil investigations and similar costs and professional fees customarily associated with a real estate closing, the Lender Facility Fee, the Holder Facility Fee, fees and expenses of the Owner Trustee payable or reimbursable under the Operative Agreements and costs and expenses incurred pursuant to Sections 7.3(a) and 7.3(b) of the Participation Agreement.


                                 Appendix A-36

  "Subordinated Intercompany Revolving Note" shall mean, with respect to any Permitted Receivables Financing, any note issued by a Receivables Financing SPC in favor of U.S. Foodservice, Inc., JPFDI or any of their Restricted Subsidiaries in connection therewith.

  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which more than 50% of the Voting Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by, or the management is otherwise controlled by, such Person and/or one or more of its other Subsidiaries. Unless otherwise specified, any reference to a Subsidiary is intended as a reference to a Subsidiary of JPFDI or U.S. Foodservice, Inc.

  "Supplemental Amounts" shall have the meaning given to such term in Section
9.18 of the Credit Agreement.

  "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Trust Company, the Holders, the Agent, the Lenders or any other Person under the Lease or under any of the other Operative Agreements including without limitation payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

  "Taxes" shall have the meaning specified in the definition of "Impositions".

  "Term" shall have the meaning specified in Section 2.2 of the Lease.

  "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

  "Termination Event" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (f) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan.

  "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.

  "Termination Value" shall mean the sum of (a) either (i) with respect to all Properties, an amount equal to the aggregate outstanding Property Cost for all the Properties, in each case as of the last occurring Payment Date, or (ii) with respect to a particular Property, an amount equal to the Property Cost allocable to such Property, plus (b) respecting the amounts described in each of the foregoing subclause (i) or (ii), as applicable, any and all accrued but unpaid interest on the


                                Appendix A-37

Loans and any and all accrued but unpaid Holder Yield on the Holder Advances related to the applicable Property Cost, plus (c) to the extent the same is not duplicative of the amounts payable under clause (b) above, all other Rent and other amounts then due and payable or accrued under the Agency Agreement, Lease and/or under any other Operative Agreement (including without limitation amounts under Sections 11.1 and 11.2 of the Participation Agreement and all costs and expenses referred to in clause FIRST of Section 22.2 of the Lease).
                               -----

  "Total Debt" shall mean, as of any date, the aggregate amount of all Debt of USF and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis.

  "Total Debt Ratio" shall mean, for U.S. Foodservice, Inc., JPFDI and their Restricted Subsidiaries as of any date, the number obtained by dividing (a) Total Debt as of such date by (b) Operating Cash Flow for the period ("Cash Flow
                                                                       ---------
Period") of four consecutive fiscal quarters ended on such date or most recently
------
prior to such date.

  "Tranche A Commitments" shall mean the obligation of the Tranche A Lenders to make the Tranche A Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche A Lender's name on Schedule 1.1 to the Credit Agreement,
                                         ------------
as such amount may be reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche A Lender shall be
                                        --------
obligated to make Tranche A Loans in excess of such Tranche A Lender's share of the Tranche A Commitments as set forth adjacent to such Tranche A Lender's name on Schedule 1.1 to Credit Agreement.
   ------------

  "Tranche A Lenders" shall mean First Union National Bank and shall include the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche A Loans.

  "Tranche A Loans" shall mean the Loans made pursuant to the Tranche A Commitments.

  "Tranche A Note" shall have the meaning given to such term in Section 2.2 of the Credit Agreement.

  "Tranche B Commitments" shall mean the obligation of the Tranche B Lenders to make the Tranche B Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche B Lender's name on Schedule 1.1 to the Credit Agreement,
                                         ------------
as such amount may be reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche B Lender shall be
                                        --------
obligated to make Tranche B Loans in excess of such Tranche B Lender's share of the Tranche B Commitments as set forth adjacent to such Tranche B Lender's name on Schedule 1.1 to Credit Agreement.
   ------------

  "Tranche B Lenders" shall mean First Union National Bank and shall include the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche B Loans.


                                 Appendix A-38

  "Tranche B Loan" shall mean the Loans made pursuant to the Tranche B Commitments.

  "Tranche B Note" shall have the meaning given to such term in Section 2.2 of the Credit Agreement.

  "Transaction Expenses" shall mean all Soft Costs and all other costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation all costs and expenses described in
Section 7.1 of the Participation Agreement and the following:

        (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

        (b) the reasonable fees, out-of-pocket expenses and disbursements of accountants for any Credit Party in connection with the transactions contemplated by the Operative Agreements;

        (c) any and all other reasonable fees, charges or other amounts payable to the Lenders, the Agent, the Holders, the Owner Trustee or any broker which arises under any of the Operative Agreements;

        (d) any other reasonable fees, out-of-pocket expenses, disbursements or costs of any party to the Operative Agreements or any of the other transaction documents; and

        (e) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreement.

  "Transferred Assets" shall have the meaning assigned to such term in the definition of "Permitted Receivables Financing" set forth in this Appendix A.
                                                                  ----------

  "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

  "Trust" shall mean the USF Real Estate Trust 1998-1.

  "Trust Agreement" shall mean the Trust Agreement dated on or about the Initial Closing Date between the Holders and the Owner Trustee.


                                 Appendix A-39

  "Trust Company" shall mean First Security Bank, National Association, in its individual capacity, and any successor owner trustee under the Trust Agreement in its individual capacity.

  "Trust Estate" shall have the meaning specified in Section 2.2 of the Trust Agreement.

  "Type" shall mean, as to any Loan, whether it is an ABR Loan or a Eurodollar Loan.

  "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

  "Unanimous Vote Matters" shall have the meaning given it in Section 12.4 of the Participation Agreement.

  "Unfunded Amount" shall have the meaning specified in Section 3.2(a) of the Agency Agreement.

  "Unfunded Liability" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

  "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

  "United States Bankruptcy Code" shall mean Title 11 of the United States Code.

  "Unrestricted Subsidiary" shall mean each Subsidiary designated as an Unrestricted Subsidiary in EXHIBIT N to the Participation Agreement and each
                           ---------
other Subsidiary which is hereafter designated by the Board of Directors as an Unrestricted Subsidiary; provided, however, that (a) any Unrestricted Subsidiary
                         --------  -------
may be redesignated a Restricted Subsidiary as and to the extent provided in the definition of "Restricted Subsidiary" set forth in this Appendix A; (b) any
                                                        ----------
Subsidiary which shall be a Restricted Subsidiary at the commencement of any period of 30 consecutive months and which shall have been redesignated an Unrestricted Subsidiary during such period may, following such redesignation, be further redesignated a Restricted Subsidiary during such period but may not, following such further redesignation, again be redesignated an Unrestricted Subsidiary during such period; and (c) notwithstanding any provision hereof to the contrary, no Subsidiary which is a Restricted Subsidiary may be redesignated an Unrestricted Subsidiary unless

        (i) immediately after giving effect to such redesignation, no Default or Event of Default shall have occurred and be continuing, and

        (ii) such Subsidiary does not own (directly or through its Subsidiaries) any shares of stock or

                                 Appendix A-40
     other securities of (or warrants, rights or options to acquire stock or other securities of) any Restricted Subsidiary or hold any Debt of JPFDI, U.S. Foodservice Inc. or any Restricted Subsidiary and, at the time of such redesignation, all Debt and shares of stock of such Subsidiary which are owned by JPFDI, U.S. Foodservice, Inc. and their Restricted Subsidiaries could be sold in compliance with the Incorporated Covenants (in which case, such redesignation shall be deemed a disposition of assets for purposes of the Incorporated Covenants).

Any Subsidiary of any Person which shall at any time be an Unrestricted Subsidiary shall itself be an Unrestricted Subsidiary for so long as such Person shall remain an Unrestricted Subsidiary (and thereafter for so long as such Subsidiary shall not have been redesignated as a Restricted Subsidiary in compliance with the definition herein of that term).

  "USF" shall mean U.S. Foodservice, a Delaware corporation, and its successors and permitted assigns.

  "USF Real Estate Trust 1998-1" shall mean the grantor trust created pursuant to the terms and conditions of the Trust Agreement.

  "U.S. Person" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

  "U.S. Taxes" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

  "Voting Stock" shall mean capital stock of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions) of such corporation.

  "Withholdings" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

  "Work" shall mean the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods and/or services with respect to any Property.

  "Year 2000" shall mean the calendar year beginning January 1, 2000 and ending December 31, 2000.


                                 Appendix A-41